As filed with the Securities and Exchange Commission on March 16, 2006
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ________________


                        Global Enterprises (Nevada), Inc.
              ----------------------------------------------------
              (Exact name of small business issuer in its charter)


          Nevada                          6770                   20-4455530
  ------------------------      ---------------------------    ---------------
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                1244 Main Street
                          Linfield, Pennsylvania 19468
                                 (610) 495-2042
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                        National Corporate Research, Ltd.
              202 South Minnesota Street, Carson City, Nevada 89703
                                 (775) 884-0490
            -------------------------------------------------------
           (Name, address and telephone number of agent for service)


                  Please send copies of all correspondence to:

                               Patricia Cudd, Esq.
                                Cudd & Associates
                              18826 Pagentry Place
                            Monument, Colorado 80132
                            Telephone: (719) 488-4393

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
__________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
__________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE
___________________________________________________________________________________________________________
        Title of Each                               Proposed
     Class of Securities           Amount            Maximum         Proposed Maximum       Amount of
      To be Registered         to Be Registered   Offering Price    Aggregate Offering   Registration Fee
                                 Per Share (1)       Price (1)
___________________________________________________________________________________________________________

Common Stock, $0.001 par           500,000            $2.00             $1,000,000          $107.00
value (2)
___________________________________________________________________________________________________________

Common Stock, $0.001 par            30,000            $2.00                $60,000            $6.42
value (3)
___________________________________________________________________________________________________________

TOTAL                              530,000            $2.00             $1,060,000          $113.42
___________________________________________________________________________________________________________


     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     (2) Offered by Global Enterprises.

     (3) Includes 10,000 shares offered by each of Messrs. David R. Stith and Herbert S. McDonald and Ms. Desiree L. Pierson, as selling stockholders.

                               __________________


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, dated March __, 2006


PRELIMINARY PROSPECTUS

                                   $1,000,000

                        GLOBAL ENTERPRISES (NEVADA), INC.

                             Shares of Common Stock
                        155,000 Minimum - 530,000 Maximum
                        Minimum Investment - 2,500 Shares

     Global Enterprises (Nevada), Inc., is a blank check company recently formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction.

     This is an initial public offering of a minimum of 125,000, and a maximum of 500,000, shares our common stock at $2.00 per share being made in compliance with Rule 419 under the Securities Act of 1933. Our executive officers and directors will use their best efforts to sell the shares of common stock on a minimum-maximum, direct participation basis without using a professional underwriter or securities dealer. Accordingly, there is no commitment by any person to purchase any shares. We will not pay any selling commissions or other compensation on sales of shares of common stock by our executive officers and directors. If the minimum number of shares has not been sold in the initial 90 days, we may extend the offering period for up to an additional 90 days.

     We will deposit all proceeds from subscriptions to purchase the shares of common stock and the stock certificates evidencing the shares into an escrow account at The Bank of New York, N.A. If we do not receive subscriptions to purchase at least 125,000 shares within the offering period, we will terminate the offering and return all subscription funds to investors with interest. We will file a post-effective amendment to the registration statement of which this prospectus is a part upon our execution of an agreement(s) for a business combination. You will have 45 business days from the effective date of the post-effective amendment to notify us in writing that you elect to remain an investor. If you fail to do so or if we fail to consummate a business combination as provided in Rule 419 within 18 months from the date of this prospectus, we will return your pro rata portion of the funds held in the escrow account with interest.

     Additionally, this prospectus relates to the resale by our executive officers and directors, as the selling stockholders, of up to 30,000 shares of common stock. The selling stockholders, including Messrs. David R. Stith and Herbert S. McDonald and Ms. Desiree L. Pierson, are subject to Rule 419. Accordingly, the shares owned by the selling stockholders will be held in escrow until we consummate a business combination in accordance with Rule 419. The shares may only be resold in connection a business combination transaction, and not in open market transactions. All agreements for the resale or other transfer of the shares of common stock by the selling stockholders will be subject to the completion of our confirmation offer and the consummation of a business combination. We will not receive any proceeds from the sale of shares by the selling stockholders. We have agreed to pay all costs of registration of the shares of common stock offered by the selling stockholders.


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


     There is no public market for the common stock and no assurance that a trading market will develop upon the consummation of a business combination. The shares of common stock cannot be traded until they are distributed from the escrow account upon the consummation of a business combination pursuant to Rule
419. For more information, see the section entitled "Market for Our Common
Stock."

     Investing in our common stock involves a high degree of risk. See "High Risk Factors" beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

===============================================================================
                                  Price         Selling       Proceeds, After
                                to Public     Commissions     Expenses, to Us
-------------------------------------------------------------------------------
Per Share                      $      2.00        $-0-             $   1.94*
-------------------------------------------------------------------------------
Total Minimum                  $   250,000        $-0-             $250,000
-------------------------------------------------------------------------------
Total Maximum                  $ 1,000,000        $-0-           $1,000,000
-------------------------------------------------------------------------------

     *Assumes the sale of the maximum 500,000 shares of common stock. In the event of the sale of the minimum 125,000 shares, the proceeds per share, after expenses, to us would be $1.78.






              The date of this prospectus is _______________, 2006.

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                                         TABLE OF CONTENTS


                                                                                                     Page

PROSPECTUS SUMMARY................................................................................      9
  Global Enterprises..............................................................................      9
  The Offering....................................................................................     10
  Summary Financial Information...................................................................     15

HIGH RISK FACTORS.................................................................................     16
Investors will have no access to their funds while held in escrow for up to 18
     months from the date of this prospectus......................................................     16
Securities held in a Rule 419 escrow account may not be transferred, which render
     invalid any contracts for sale to be satisfied by delivery of these securities...............     17
We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business
     objective....................................................................................     17
We may not be able to consummate a business combination within the required time frame or purchasers of 20% or more of the common stock in this offering may fail to confirm their investments, in either of which cases we
     will be forced to return the escrowed funds to investors.....................................     17
We have not specified a particular industry in which to search for a target business
     and it may take several months to do so......................................................     18
Because we have not selected any prospective target businesses, you will be unable
     to ascertain the merits or risks of any particular target business' operations...............     18
Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.
      In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations, which could result
      in our inability to find a candidate........................................................     18
We may expend a significant portion of our working capital in pursuing acquisitions
     that are not consummated.....................................................................     19
We may be required to seek additional financing to consummate a business combination and, if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to
     restructure the transaction or abandon it....................................................     19
We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity
     interest of our stockholders and likely cause a change in control of our ownership...........     20
We will likely issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may materially adversely affect our
     leverage and financial condition.............................................................     20
Our ability to successfully effectuate a business combination and effectively operate our business will be completely dependent upon the efforts of our key personnel, none of whom is expected to continue with us following a
     business combination, which may materially adversely affect our operations...................     21

                                       5

Our management and directors have no prior experience with blank check companies;
     nevertheless, the loss of our executives and directors could materially adversely
      affect our ability to operate...............................................................     21
Our management and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.  This could have a material negative impact on our
     ability to consummate a business combination.................................................     22
Our executive officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those that we intend to conduct and, if they do so, they may have conflicts of interest in determining to which entity
     a particular business opportunity should be presented........................................     22
We make no assurance that a public market will develop for our common stock.
     However, if a trading market develops, it is likely that our common stock will be subject to the Commission's penny stock rules in any trading market that develops and, as a result, trading activity in our common stock may be materially adversely affected and broker-dealers may experience difficulty
     in completing customer transactions..........................................................     22
It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of
     products or services.........................................................................     23
We may acquire a target business with a history of substantial losses or other financial or operational challenges with the intent of making the target business
     profitable, but be unsuccessful in our attempt to do so......................................     24
Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an
     attractive business combination..............................................................     24
We may have insufficient resources to cover our operating expenses and the
     expenses of consummating a business combination..............................................     25
If we are successful in completing only the minimum offering, our executive officers, directors and existing stockholders control a substantial interest in us
     and thus may materially influence certain actions requiring stockholder vote.................     25
Our existing stockholders paid approximately $1.68 per share for their shares and, in the event of the minimum offering, you will experience immediate and
     significant dilution from the purchase price of our common stock.............................     26
If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our common stock are exempt from state registration requirements, state securities commissioners
     who view  blank check offerings unfavorably may attempt to hinder resales in their states....     26
If we are deemed to be an investment company, we may be required to comply with burdensome requirements and our activities may be restricted, which may
     make it materially difficult for us to complete a business combination.......................     26
Our directors may not be considered "independent" under the policies of the North
     American Securities Administrators Association, Inc. and, therefore, they may take actions or incur expenses that NASAA deems not to be independently approved or
     independently determined to be in our best interest..........................................     27


                                       6

Because our existing stockholders' initial equity investment was only $50,440, state administrators that follow the North American Securities
      Administrators Association, Inc. Statement of Policy on development stage
      companies may disallow our offering in their respective states..............................     28
Because we are a development state company, and because of the risks associated with effectuating an acquisition, there are few, if any, objective norms by which our
      progress may be measured....................................................................     28
The market for purchases and sales of our common stock may be limited; the sale of a
      limited number of shares could cause the price to fall sharply..............................     28
If securities or industry analysts do not publish research reports about our business, or if they make adverse recommendations regarding an investment in our stock, our
      stock price and trading volume may decline..................................................     28
We may be the subject of securities class action litigation due to future stock price
      volatility..................................................................................     29
We do not intend to declare dividends o our common stock..........................................     29

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419......................................     29
  Deposit of Offering Proceeds and Securities.....................................................     29
  Selling Stockholders............................................................................     30
  Prescribed Acquisition Criteria.................................................................     31
  Post-Effective Amendment........................................................................     31
  Confirmation Offer..............................................................................     31
  Release of Escrowed Securities and Funds........................................................     32

ADDITIONAL INFORMATION............................................................................     32

DETERMINATION OF OFFERING PRICE...................................................................     33

USE OF PROCEEDS...................................................................................     34

CAPITALIZATION....................................................................................     37

DILUTION..........................................................................................     38

PLAN OF OPERATION.................................................................................     39

PROPOSED BUSINESS.................................................................................     41
  Introduction....................................................................................     41
  Requirements of Rule 419........................................................................     42
  Effectuating a Business Combination.............................................................     44
  No Target Businesses Approached or Selected.....................................................     45
  Sources of Target Businesses....................................................................     45
  Selection of a Target Business..................................................................     46
  Structuring a Business Combination..............................................................     48
  Fair Market Value of Target Businesses..........................................................     49
  Possible Lack of Business Diversification.......................................................     49
  Limited Ability to Evaluate Target Business' Management.........................................     50


                                       7

  Post-Effective Amendment........................................................................     50
  Confirmation Offer..............................................................................     51
  Return of Escrowed Funds if No Business Combination.............................................     51
  Release of Escrowed Securities and Funds........................................................     52
  Periodic Reporting and Audited Financial Statements.............................................     53
  No Assurances of a Public Market................................................................     53
  Competition.....................................................................................     54
  Regulation......................................................................................     54
  Facilities......................................................................................     55
  Employees.......................................................................................     55
  Legal Proceedings...............................................................................     55

MANAGEMENT........................................................................................     55
  Directors and Executive Officers................................................................     55
  Business Experience.............................................................................     56
  Executive Officer and Director Compensation.....................................................     57
  Committees of the Board of Directors............................................................     57
  Code of Ethics..................................................................................     57
  Prior Involvement in Blank Check Companies......................................................     57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................     58
  Prior Stock Issuances...........................................................................     58
  Conflicts of Interest...........................................................................     58
  Indemnification.................................................................................     61

PRINCIPAL STOCKHOLDERS............................................................................     61

MARKET FOR OUR COMMON STOCK.......................................................................     62

SELLING STOCKHOLDERS..............................................................................     63

PLAN OF DISTRIBUTION..............................................................................     65
  General.........................................................................................     65
  Limited State Registration......................................................................     66
  Method of Subscribing...........................................................................     66
  Expiration Date.................................................................................     67
  Penny Stock Rules...............................................................................     67

DESCRIPTION OF SECURITIES.........................................................................     67
  Capital Stock...................................................................................     68
  Common Stock....................................................................................     68

LEGAL MATTERS.....................................................................................     68

EXPERTS...........................................................................................     69

INDEX TO FINANCIAL STATEMENTS.....................................................................    F-1


                               PROSPECTUS SUMMARY

     This summary highlights certain information appearing elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the high risk factors and the financial statement, and the related notes to the financial statement. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Global Enterprises (Nevada), Inc.

     The term "business combination," as used in this prospectus, means an acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses. The term "existing stockholder," as used in this prospectus, refers to any person who held shares of our common stock immediately prior to the date of this prospectus. In addition, the term "public stockholder," as used in this prospectus, refers to the holders of the shares of common stock that are being sold in this offering, including any of our existing stockholders to the extent that they purchase any of these shares.

Global Enterprises
------------------

     We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. To date, our efforts have been limited to organizational activities.

     We do not have any specific business combination under consideration, nor have we conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us. Neither our management nor our directors have analyzed any information or conducted a compilation of the information sources available to begin to identify potential targets for a business combination and none of them will begin work to compile a list of potential targets until this offering has been completed.

     We will not acquire companies currently affiliated with any of our management, directors or existing stockholders. We define "affiliated with" a person to include:

     o any person that directly, or indirectly, controls or is controlled by or under common control with the person and

     o    any current officer, director or employee of a person.

     Through our management members and our directors, we have extensive contacts and sources from which to generate acquisition opportunities. Our initial business combination must be with one or more operating businesses whose fair market value or net assets, collectively, are equal to at least 80% of the maximum proceeds of this offering. We may accomplish this by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. We are a Nevada corporation organized on November 16, 2005. Our offices are located at 1244 Main Street, Linfield, Pennsylvania 19468, and our telephone number is (610) 495-2042.

The Offering
------------

     This offering is being conducted in compliance with Rule 419 of Regulation C of the General Rules and Regulations promulgated under the Securities Act of 1933, and, therefore, you will be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. The funds received and the common stock purchased by investors in the offering will be deposited and held in an escrow account established pursuant to Rule 419 until we complete a business combination meeting specific criteria. We must update the registration statement of which this prospectus is a part with a post-effective amendment and our stockholders will have the opportunity to confirm their investments in Global Enterprises. Stockholders who do not confirm, will receive a pro rata refund of their investments. We have 18 months from the date of this prospectus to consummate a business combination.

     In making your decision whether to invest in our securities, you should take into account the special risks we face as a blank check company together with the backgrounds of our management members. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy this association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "High Risk Factors" beginning on page 17 of this prospectus.

     Our executive officers and directors are offering their 30,000 shares of common stock for resale or transfer as selling stockholders. We anticipate that this number of shares may be increased through a forward stock split effectuated in connection with a business combination. We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders are subject to Rule 419 and, accordingly, the shares owned by the selling stockholders will be held in escrow for their sole benefit until we consummate a business combination in accordance with Rule 419.

Securities offered by us......................500,000 shares of common stock, $0.001 par value, being offered at $2.00 per share. Under Rule 419, the shares of
                                              common stock are not permitted to begin trading until they are distributed from the escrow account. Even if a market
                                              develops for the shares, which we cannot assure, this will not occur until after we have completed our confirmation
                                              offer and consummated a business combination transaction
                                              pursuant to Rule 419. For more information, see the sections entitled "Proposed Business," "Market for Our Common Stock"
                                              and "Plan of Distribution--General."




                                       10


Number of shares of common stock
offered by selling stockholders...............30,000 shares being offered by our executive officers and directors, as selling stockholders. The shares cannot be
                                              resold or transferred until we have completed our
                                              confirmation offer and consummated a business combination as provided for in Rule 419. For more information, see the
                                              section entitled "Selling Stockholders."

Number of shares of common stock
outstanding before this offering..............30,000 shares

Number of shares of common stock
to be outstanding after this offering:

o        Minimum..............................155,000 shares

o        Maximum..............................530,000 shares

Minimum purchase..............................2,500 shares

Percentage of outstanding common stock
represented by shares being offered:

o        Minimum..............................80.7%

o        Maximum..............................94.3%

Offering proceeds and common
stock to be held in escrow....................As provided in Rule 419, $225,000 of the minimum proceeds of this offering and $900,000 of the maximum offering proceeds
                                              ($1.80 per share) will be placed in an escrow account at The
                                              Bank of New York, N.A., pursuant to an escrow agreement to be signed on the date of this prospectus. These proceeds
                                              will not be released until the earlier of (i) your failure to notify us within 45 business days from the effective date of the post-effective amendment to the registration
                                              statement of which this prospectus is a part that you elect to remain an investor; or (ii) our failure to complete a
                                              business combination on the terms prescribed in Rule 419
                                              within 18 months from the date of this prospectus. Ten per cent of the offering proceeds, which is $25,000, minimum,
                                              and $100,000, maximum, will be released to us to be used for expenses related to this offering and, in the event of the maximum offering, expenses incurred in connection with the





                                       11

                                              business combination, such as the investigation and
                                              selection of a target business and the negotiation of an
                                              agreement to effectuate the business combination, the
                                              preparation and filing of the post-effective amendment with the Securities and Exchange Commission and our reporting
                                              obligations with the Commission. These expenses may be paid prior to a business combination only from the proceeds of
                                              the offering not held in the escrow account, which are
                                              estimated to be $-0-, minimum, and $69,387, maximum, after the payment of offering expenses, or from funds held in our treasury. The shares of common stock will not be released to investors in this offering or the selling stockholders
                                              unless and until we consummate a business combination in
                                              accordance with the requirements of Rule 419. Shares of
                                              common stock may not be sold or transferred while they are held in the escrow account. For more information, see the
                                              sections entitled "Investors' Rights and Substantive
                                              Protections under Rule 419" and "Use of Proceeds."
We must update this registration
statement with a post-effective
amendment.....................................Upon our execution of an agreement for a business combination with a business that meets the criteria set
                                              forth in Rule 419, we must update the registration statement of which this prospectus forms a part with a post-effective amendment. The post-effective amendment must contain
                                              information about the proposed business combination
                                              candidate and its business, including audited financial
                                              statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the confirmation
                                              offer required by Rule 419.

Stockholders must confirm their
investments in Global Enterprises.............Investors will have 45 business days from the effective date of the post-effective amendment to notify us in writing of their election to remain an investor. If we do not receive this written notification from you by the 45th business day following the effective date of the post-effective
                                              amendment, we will return your pro rata portion of the funds held in the escrow account, including interest. We will
                                              proceed with the initial business combination only if public stockholders owning not more than 20% of the shares of
                                              common stock sold in this offering fail to confirm their
                                              investments as described above. For more information, see
                                              the section entitled "Proposed Business--Confirmation
                                              Offer."


                                       12

Return of escrowed funds to
stockholders who fail to confirm
their investments.............................Public stockholders (other than our existing stockholders)
                                              will be entitled to convert their stock into a pro rata
                                              share of the escrow account, including any interest earned on their pro rata share (less applicable taxes), prior to
                                              consummation of the business combination. Our existing
                                              stockholders will not be able to convert their stock into a pro rata share of the escrow account under these
                                              circumstances. For more information, see the section
                                              entitled "Proposed Business--Confirmation Offer."

Return of escrowed funds if no
business combination..........................We will promptly distribute only to our public stockholders the amount in our escrow account if we do not effectuate a business combination pursuant to the requirements of Rule
                                              419 within 18 months after the date of this prospectus. The existing stockholders will have no right to participate in any distribution of escrowed funds occurring upon our
                                              failure to consummate a business combination, except with
                                              respect to those shares of common stock acquired by them in this offering. For more information, see the section
                                              entitled "Proposed Business--Return of Escrowed Funds if No
                                              Business Combination."

Determination of offering amount..............We determined the size of this offering based on our estimate of the capital required to consummate a business
                                              combination with one or more target businesses. Generally, companies of a size within this range do not have sufficient assets and revenues to distinguish them from a development stage business, but are not so large that we would expect to compete against larger strategic buyers and well-financed
                                              private equity firms. Although our initial business
                                              combination must be with one or more operating businesses
                                              whose fair market value or net assets, collectively, are
                                              equal to at least 80% of the maximum offering proceeds,



                                       13

                                              there is no maximum limit on the fair market value of an
                                              acquired business. If we identify an attractive potential
                                              target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. An offering size of $1 million results in a minimum fair market value or net assets of $800,000, net of transaction fees and expenses of $-0-.

                                              Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business. Based on the collective experience of our management and directors, we believe that there
                                              should be numerous opportunities to acquire one or more
                                              companies whose fair market value or net assets,
                                              collectively, is in the range of $200,000 to $800,000 and we selected the offering size of $250,000, minimum, to $1
                                              million, maximum, on that basis. This belief is not based on any research, analysis, evaluations, discussions or
                                              compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is
                                              correct, that we will be able to successfully identify
                                              acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose fair market value or net assets, collectively, are equal to at
                                              least 80% of the maximum offering proceeds.

                                              The determination of the offering price of our common stock and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies.

                                              See "High Risk Factors--We may be required to seek
                                              additional financing to consummate a business combination
                                              and, if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon
                                              it."


Summary Financial Information
-----------------------------

     The following table summarizes the relevant financial information for Global Enterprises and should be read in conjunction with our financial statements, and the related notes, which are included in this prospectus. Because our efforts to date have been limited to organizational activities and activities related to this offering, the only financial statement included in this prospectus is a balance sheet and only balance sheet data is presented below.

Balance Sheet Data:
-------------------

                                                        December 31, 2005
                                              ------------------------------------
                                                Actual           As Adjusted
                                              ----------   -----------------------
                                                             Minimum      Maximum
                                                           ----------   ----------
Working capital                               $   50,440   $  272,833   $1,019,833

Total assets                                      60,440      282,833    1,029,833

Total current liabilities                         10,000       10,000       10,000

Maximum amount of escrowed funds returnable
   to investors who fail to confirm their
   investments (approximately $1.80 per
   share, without taking into account
   interest earned on the escrow account)                      50,000      200,000

Stockholders' equity                          $   50,440   $  272,833   $1,019,833
_______________________

     *The working capital (as adjusted) and total asset (as adjusted) amounts include $25,000, minimum, and $100,000, maximum, that will be disbursed to us from the escrow account to be used to pay expenses of the offering and, in the event of the maximum offering, expenses related to the business combination(s), the post-effective amendment and our reporting obligations with the Commission. In the event that a business combination is not consummated within the required time period, the unused balance of these funds, if any, will be included in the distribution to our public stockholders of the proceeds held in escrow.

     The "as adjusted" information gives effect to the sale of the minimum and the maximum number of shares of common stock we are offering pursuant to this prospectus, including the application of the estimated net proceeds and the payment of the estimated remaining costs of the offering, including the repayment of an aggregate amount of $10,000 to our existing stockholders for offering expenses.

     The working capital (as adjusted) and total asset (as adjusted) amounts include $225,000, in the event of the minimum offering, and $900,000, in the event of the maximum offering, being held in the escrow account, which amounts will be available to us (net of $10,000 in offering fees payable to our existing stockholders from our treasury, in the event of the minimum offering, and from the proceeds released to us from the escrow account, in the event of the maximum offering) only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the escrow account will be distributed solely to our public stockholders.

     We will not proceed with a business combination if public stockholders owning more than 20% of the shares of common stock sold in this offering fail to notify us in writing that they elect to remain investors by the 45th business day following the effective date of the post-effective amendment. Accordingly, we may consummate a business combination if public stockholders owning at least 80% of the shares sold in this offering confirm their investments within the time required. If this occurred, we would be required to return to purchasers of up to 25,000 shares of common stock, in the event of the minimum offering, or 100,000 shares of common stock, in the event of the maximum offering, 20% of the funds held in the escrow account at a per share price of approximately $1.80, without taking into account interest earned on the escrow account. The actual per share price will be equal to the amount in the escrow account, including all accrued interest (less applicable taxes), plus the remaining balance, if any, of the proceeds disbursed to us from the escrow account as of the 46th business day following the effective date of the post-effective amendment, divided by the number of shares of common stock sold in this offering.


                                HIGH RISK FACTORS

     An investment in our common stock is highly speculative and involves an extremely high degree of risk. Only persons who can afford to lose their entire investment should purchase these shares. You should consider carefully all of the high risks described below, together with the other information contained in this prospectus, before making a decision to invest in our common stock. If any of the following risks occurs, our financial condition and results of operations may be materially adversely affected.

     Investors will have no access to their funds while held in escrow for up to 18 months from the date of this prospectus. The proceeds from the sale of shares of common stock in this offering will be deposited promptly into an escrow account at The Bank of New York, N.A., in accordance with the requirements of Rule 419. There is no assurance that any or all of the shares being offered will be sold during the offering period, which may continue for a period of up to six months following the date of this prospectus. If we are successful in completing at least the minimum offering, investors' subscription proceeds will remain in the escrow account until they are given the opportunity via the confirmation offer to notify us of their election to receive the return of their pro rata share of the escrowed funds, including interest, within 45 business days from the effective date of the post-effective amendment or until we fail to complete a business combination as required by Rule 419 within a period of 18 months from the date of this prospectus. In either event, our public stockholders will receive less than $2.00 per share upon disbursement of the escrowed funds because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. You will have no right to the return or use of your money while it is in escrow for a period of up to 18 months from the effective date of the post-effective amendment. For more information, see the sections entitled "Proposed Business--Confirmation Offer; --Return of Escrowed Funds if No Business Combination."

     Securities held in the Rule 419 escrow account may not be transferred, which renders invalid any contracts for sale to be satisfied by delivery of these securities. Rule 15g-8 promulgated under the Securities Exchange Act of 1934 provides that it is unlawful for any person to sell the securities, or any interest in or related to the securities, held in a Rule 419 escrow account other than pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or the underlying rules. Accordingly, until their release from the escrow account, the shares of common stock purchased by investors in this offering may not be sold, transferred or otherwise disposed of other than by will or the laws of descent and distribution, or under a qualified domestic relations order in divorce proceedings. Therefore, any contract that obligates you to deliver any shares of common stock on deposit in the escrow account; for example, a contract for sale on a "when as" and "if used" basis, is prohibited. You also may not sell any interest in the securities or any derivative securities, whether or not physical delivery is required.

     We are a development-stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective. We are a recently incorporated, development-stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our common stock. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective candidates with respect to a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the escrow account) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur. Even were a business combination to occur, our operations should continue to be viewed by you as being in the development state and, therefore, subject to all of the risks inherent in the establishment of a new business venture. Further, the business and operations being acquired, if any, may not prove to be successful. Such an unsuccessful operation would have a material adverse effect upon our financial condition, business prospects and operations and, therefore, upon the value of an investment in us.

     We may not be able to consummate a business combination within the required time frame or purchasers of more than 20% of the common stock in this offering may fail to confirm their investments, in either of which cases we will be forced to return the escrowed funds to investors and none of the securities will be issued. Within 18 months after the date of this prospectus, we must complete a business combination with one or more operating businesses with a collective fair market value or net assets equal to at least 80% of the maximum proceeds of this offering. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction. If we fail to consummate a business combination within the required time frame provided by Rule 419, we will be forced to return the funds being held in the escrow account to investors on a pro rata basis and none of the securities held in the escrow account will be issued. Additionally, if, after completion of the confirmation offer, the purchasers of more than 20% of the shares of common stock in this offering fail to confirm their investments, the business combination(s) will not be consummated, we will be forced to return all of the funds held in the escrow account and none of the securities will be issued to the purchasers. In either event, our public stockholders will receive less than $2.00 per share upon disbursement of the escrowed funds because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. For more information, see the sections entitled "Proposed Business--Confirmation Offer; --Return of Escrowed Funds if No Business Combination."

     We have not specified a particular industry in which to search for a target business and it may take several months to do so. To date, we have not selected any particular industry in which to concentrate our efforts to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. As a result, the search for a business combination candidate(s) may take several months. Additionally, the industry of a potential target business(s) may have its own risks that have not been ascertained by us.

     Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations. Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis upon which to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent that we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our common stock will ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled "Proposed Business--Selection of a target business."

     Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so. In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations, which could result in our inability to find a candidate. There are a significant number of blank check companies with funds in escrow or trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of these companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose or have very broad definitions of the industry they will target. Therefore, we may be subject to significant competition from these and other companies seeking to consummate a business plan similar to ours. Many of our competitors are established and well-financed entities, including venture capital firms, and have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying suitable business combination candidates and successfully consummating a business combination. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because a significant number of blank check companies have either consummated a business combination or entered into a definitive agreement for a business combination, there may be fewer attractive target businesses available to blank check companies like ours. If we are unable to consummate a business combination with a target business within the time period prescribed by Rule 419, we will be forced to return all investors' funds and none of the shares of common stock will be issued.

     We may expend a significant portion of our working capital in pursuing acquisitions that are not consummated. We anticipate that the investigation of each specific target business, the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments and the preparation of the post-effective amendment for filing with the Commission will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If we make a decision not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if we reach an agreement relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders elect not to remain investors following their receipt of the post-effective amendment. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled "Proposed Business--Structuring a business combination."

     We may be required to seek additional financing to consummate a business combination and, if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it. Because we have not yet identified any prospective target business, we cannot determine the capital requirements for any particular business combination. Rule 419 provides that only 10% of the proceeds of this offering, that is, $25,000 of the minimum offering proceeds and $100,000 of the maximum offering proceeds, may be released from escrow prior to consummation of a business combination. We expect to apply the sum of $25,000, out of the minimum offering proceeds, to pay expenses of the offering and no funds, except for those in our treasury, will be available to pay expenses related to the post-effective amendment or the business combination. In the event of the maximum offering, we expect to use approximately $30,613 of the $100,000 in offering proceeds released to us from escrow to pay offering expenses and approximately $69,387 to pay expenses for, among other things, the post-effective amendment and the business combination. We may be required to seek additional financing in order to consummate a business combination if the proceeds of this offering together with the funds in our treasury prove to be insufficient or we become obligated to return escrowed funds to a significant number of stockholders who elect not to remain investors. We cannot assure you that this financing would be available on favorable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon it and seek an alternative potential target business. We may borrow funds from our current stockholders.

     We will likely issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership. Our articles of incorporation authorize the issuance of up to 25,000,000 shares of common stock. Immediately after this offering, there will be 24,845,000, minimum, or 24,470,000, maximum, authorized but unissued shares of our common stock available for issuance. Although we have no commitments as of the date of this prospectus to issue any additional securities, we anticipate that any target we identify will desire to receive from us a number of our shares of common stock that will assure unrestricted control of our company. It is not unreasonable that the target may insist upon obtaining as much as 95% of our issued and outstanding shares of common stock. As an illustration, assuming we were to issue 19,000,000 shares to the target's stockholders, we would also need to effectuate a forward split in our existing shares of common stock such that our existing stockholders would own 1,000,000 of the aggregate number of shares of our common stock issued and outstanding immediately following the consummation of a business combination. For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business--Structuring a business combination."

     We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may materially adversely affect our leverage and financial condition. Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. Our incurrence of substantial debt could have important consequences to you. For example, it could:

     o lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

     o cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of these covenants;

     o create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

     o materially hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while the debt is outstanding, or to the extent our existing leverage discourages other potential investors;

     o make it materially more difficult for us to pay dividends on our common stock;

     o require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will materially reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

     o materially limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

     o make us materially more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

     o materially limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

     o place us at a material disadvantage compared to our competitors who have less debt.

Any of the above listed factors could materially adversely affect our business and results of operations. The terms on which we are able to incur debt will depend on the financial condition and prospects of our target business. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms or at all.

     Our ability to successfully effectuate a business combination and effectively operate our business will be completely dependent upon the efforts of our management and directors, none of whom is expected to continue with us following a business combination, which may materially adversely affect our operations. Our ability to successfully effectuate a business combination will be completely dependent upon the efforts of our executive officers and directors. However, these persons are expected to have no future role following a business combination. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we expect that the resignation or removal of our current management will be included as a term or condition in any agreement with respect to a business combination. Accordingly, we anticipate that the target will insist upon our employing personnel selected by it following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct or that these individuals will remain with us. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws, which could cause us to expend time and resources helping them become familiar with these laws. This could be expensive and time-consuming and could lead to various regulatory issues that may materially adversely affect our operations.

     Our management and directors have no prior experience with blank check companies; nevertheless, the loss of our executives and directors could materially adversely affect our ability to operate. Our operations are dependent upon our executives and directors, who have not previously served as executive officers or directors of a blank check company. Nevertheless, we believe that our success depends on the continued service of our management and directors through the closing date of a business combination(s), whereupon these individuals are expected to resign or be removed. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with either of our current executives and we do not expect to enter into employment contracts with either of them. The unexpected loss of the services of either of these executives could have a material detrimental effect on us.

     Our management and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a material negative impact on our ability to consummate a business combination. Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our executive officers is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our executive officers' and directors' other business affairs require them to devote substantial amounts of time to these affairs in excess of their current commitment levels, it could materially limit their ability to devote time to our affairs and could have a material negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section entitled "Certain Relationships and Related Transactions."

     Our executive officers and directors are or may in the future become affiliated with entities engaged in business activities similar to those that we intend to conduct and, if they do so, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Our executive officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those that we intend to conduct. Further, our future executive officers and directors may be involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Our executive officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Because of these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interests in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management--Directors and Executive Officers; --Business Experience" and "Certain Relationships and Related Transactions."

     We make no assurance that a public market will develop for our common stock. However, if a trading market develops, it is likely that our common stock will be subject to the Commission's penny stock rules and, as a result, any trading activity in our common stock may be materially adversely affected and broker-dealers may experience difficulty in completing customer transactions. There is no present market for our common stock and a trading market in our common stock will not develop, if ever, until we consummate a business combination pursuant to the requirements of Rule 419 and the stock certificates evidencing the common stock are distributed to the purchasers from the escrow account. Present management does not intend to initiate any communications with a broker-dealer to act as a market maker for our common stock. We expect that, following a business combination, new management will initiate communications with potential market makers, but we make no assurance that any active or liquid public trading market will ever develop for our common stock.

     We will have net tangible assets of less than $5,000,000 after the completion of this offering and our common stock will likely have a market price per share of less than $5.00 in any trading market that ever develops. Accordingly, in the event of the development of a public market, transactions in our common stock will likely be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers that recommend these securities to persons other than institutional, accredited investors must:

     o make a special written suitability determination for the purchaser;

     o receive the purchaser's written agreement to a transaction prior to sale;

     o provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

     o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

Because our common stock will likely be subject to these rules in the event that a trading market develops, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our shares may be materially adversely affected. As a result, the market price of our common stock may be materially depressed and you may find it more difficult to sell the shares.

     It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services. The net proceeds from this offering will provide us with approximately $225,000, minimum, and approximately $969,387, maximum, which we may use to complete a business combination. Although we may seek to effectuate a business combination with more than one target business, Rule 419 requires that our initial business acquisition must be with one or more operating businesses whose fair market value or net assets, collectively, are at least equal to 80% of the gross proceeds of this offering. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

     o result in our dependency upon the performance of a single or small number of operating businesses;

     o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

     o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

     We may acquire a target business with a history of substantial losses or other financial or operational challenges with the intent of making the target business profitable, but be unsuccessful in our attempt to do so. We may acquire a target business that is not profitable, has not generated any cash flow and may never generate any cash flow or is otherwise distressed, with the intent of making the target business profitable. However, we may fail to successfully restructure or operate the target business, which could have a material adverse effect on our results of operations and financial condition.

     Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination. We expect to encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effectuating business combinations. Many of these competitors possess significantly greater technical expertise, financial resources, managerial capabilities and other resources than we do. Also, we will be competing with a large number of other small, blank check companies throughout the United States. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing, if available, our ability to compete in acquiring sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

     o the requirement under Rule 419 that we file a post-effective amendment to the registration statement of which this prospectus is a part and give our public stockholders 45 business days from the effective date of the post-effective amendment to confirm their investments may materially delay the consummation of a transaction; and

     o the requirement under Rule 419 that we return to any stockholder the pro rata amount held in the escrow account if he, she or it fails to notify us in writing within 45 business days from the effective date of the post-effective amendment of his, her or its election to remain an investor may materially reduce the resources available for a business combination.

Either of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need to comply with Rule 419 or obtain stockholder approval. In addition, because our business combination may entail the contemporaneous acquisition of more than one operating business and may be with different sellers, we would need to convince these sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisition(s).

     We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination. We have reserved approximately $69,387 of the maximum proceeds of this offering to cover our operating expenses for the next 18 months, including the expenses we will incur in connection with a business combination. This amount is based on management's estimates of the maximum costs needed to fund our operations for the next 18 months and consummate a business combination. These estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we only complete the minimum offering, there will be no funds available from the proceeds of the offering to pay operating expenses or the expenses of a business combination and we will pay these expenses from our treasury. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination or seek alternate target businesses and, eventually, we may be forced to liquidate prior to consummating a business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses.

     If we are successful in completing only the minimum offering, our existing stockholders control a substantial interest in us and thus may materially influence certain actions requiring stockholder vote. Upon consummation of the minimum offering, our existing stockholders, comprised of our management and directors, will collectively own approximately 19% of our issued and outstanding shares of common stock (assuming they do not purchase shares in this offering). None of our existing stockholders or their affiliates is precluded from acquiring common stock in the aftermarket, if any, if they so choose, but they are not obligated to do so. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until the consummation of the business combination. If there is an annual meeting, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination because of their significant ownership. In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing common stock in this offering or in any aftermarket and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we expect that our existing stockholders, through their affiliates and relatives, will have considerable influence upon our business and affairs. In the event that we complete the maximum offering, our existing stockholders will collectively own approximately 6% of our issued and outstanding shares of common stock, not including any shares purchased in this offering.

     Our existing stockholders paid approximately $1.68 per share for their shares and you will experience immediate and significant dilution from the purchase price of our common stock. The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a price significantly lower than the public offering price has significantly contributed to this dilution. Assuming the minimum offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 15% or $0.29 per share (the difference between the initial offering price of $2.00 per share and the pro forma net tangible book value per share of $1.71). Assuming the completion of the maximum offering, the new investors, including you, will incur an immediate, substantial dilution of approximately 5% or $0.09 per share (the difference between the initial offering price of $2.00 per share and the pro forma net tangible book value per share of $1.91).

     If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our common stock are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states. We will offer and sell the common stock to retail customers only in New York. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our common stock in the offering. We may offer and sell the shares in this offering to institutional investors in every state except Idaho pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the common stock is exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud, deceit or unlawful conduct by a broker or dealer in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Plan of Distribution--Limited State Registration."

     If we are deemed to be an investment company, we may be required to comply with burdensome requirements and our activities may be restricted, which may make it materially difficult for us to complete a business combination. We believe that our anticipated principal activities will not subject us to regulation under the Investment Company Act of 1940. The Investment Company Act was enacted principally for the purpose of regulating vehicles for pooled investments in securities and extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. However, it may also apply to a company that does not intend to be characterized as an investment company but which, nevertheless, engages in activities that may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

     o    restrictions on the nature of our investments; and

     o    restrictions on the issuance of securities,

each of which may make it materially difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

     o    registration as an investment company;

     o    adoption of a specific form of corporate structure; and

     o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

To this end, the escrow agent may only invest the proceeds held in escrow in money market funds meeting conditions of the Investment Company Act or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense for which we have not provided.

     Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, they may take actions or incur expenses that NASAA deems not to be independently approved or independently determined to be in our best interest. Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors own shares of our common stock and each of our directors may receive reimbursement for out-of-pocket expenses incurred by him or her in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that these individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which persons may seek reimbursement, or a court of competent jurisdiction, if reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred, that are actually not in our best interests, they could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

     Because our existing stockholders' initial equity investment was only $50,440, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states. Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed 10% of the first $1,000,000 of the aggregate public offering price. Based upon our maximum aggregate offering price of $1,000,000, the minimum initial investment for the purposes of this offering would be approximately $100,000 under the above-noted formula. The initial investment of $50,440 by our existing stockholders, who may be deemed "promoters" under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

     Because we are a development stage company, and because of the risks associated with effectuating an acquisition, there are few, if any, objective norms by which our progress may be measured. Consequently, it is to be expected that the market price, if any, of our common stock will fluctuate significantly. In the atmosphere of blank check company realities, we would anticipate that investor and market analysts will assess our common stock by consideration of such factors as:

     o    announcements of developments relating to our business;

     o market perception and/or investor sentiment regarding the business and industry of our acquisition target(s);

     o    the results of operations of our target business(es); and

     o analysis of our financial statements after an acquisition is completed.

While we will have no control over these factors, they will influence our common stock price. As a result, our stock price will be volatile and you may lose all or part of your investment.

     The market for purchases and sales our common stock may be limited; the sale of a limited number of shares could cause the price to fall sharply. We anticipate that our common stock will be, if at all, very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the shares. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

     If securities or industry analysts do not publish research reports about our business, or if they make adverse recommendations regarding an investment in our stock, our stock price and trading volume may decline. The trading market, if any, for our common stock will be influenced by the research and reports that industry or securities analysts publish about our prospective business. If industry or securities analysts fail to cover our company, the trading price of our stock could be negatively impacted. In the event we obtain industry or security analyst coverage, if one or more of the analysts downgrades our stock or comments negatively on our prospects, our stock price would likely decline. If one or more of these analysts ceases to cover us or our industry or fails to publish reports about our company regularly, our common stock could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

     We may be the subject of securities class action litigation because of future stock price volatility. In the past, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

     We do not intend to declare dividends on our common stock. We will not distribute cash to our stockholders until and unless we can generate sufficient funds from operations to meet our ongoing needs and implement our business plan. Because our only intended business is the search for an appropriate business combination, we do not expect to have any earnings until our stockholders confirm a business combination. However, we cannot assure you that we will have earnings to pay cash dividends even after we complete a business combination.


          INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419

Deposit of Offering Proceeds and Securities
-------------------------------------------

     Rule 419 requires that the offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the common stock purchased by investors in this offering and the common stock offered by the selling stockholders, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by the rule. Under Rule 419, the deposited funds and securities will be released to Global Enterprises and to the investors and selling stockholders, respectively, only after we have met the following three basic conditions:

     o First, we must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria.

     o Second, we must file a post-effective amendment to the registration statement of which this prospectus forms a part, which includes the terms of a confirmation offer that must contain conditions prescribed by the rule. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements.

     o Third, we must conduct the confirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors.

After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the business combination transaction(s) is consummated, the escrow agent can release the escrowed funds and securities.

     Accordingly, Global Enterprises has entered into an escrow agreement with The Bank of New York, N.A., 207 East 58th Street, New York City, New York 10022, as escrow agent, which provides that:

     o The proceeds of the offering are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the escrowed funds to be released to us prior to the consummation of a business combination. The escrowed funds and any dividends or interest they earn are to be held for the sole benefit of the investors and can only be invested in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     o All shares of common stock issued in connection with the offering, the shares of common stock offered by the selling stockholders and any other securities issued with respect to these securities, including securities issued in regard to stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account. The shares of common stock purchased by investors in this offering are to be deposited in escrow promptly upon issuance. The selling stockholders' shares are to be deposited in escrow upon the execution of the escrow agreement. The identity of the investors is to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred or disposed of, nor may any interest be created in the securities other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

     o Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.


Selling Stockholders
--------------------

     Our selling stockholders represent all of our existing stockholders as of the date of this offering. All contracts for the resale of selling stockholders' shares will be contingent on the successful completion of our confirmation offer to the stockholders and closing of the business combination. Purchasers of selling stockholders' shares of common stock will not be required or permitted to pay for the shares until the related business combination has closed. Therefore, the resale of our selling stockholders' shares will not result in any proceeds that can be deposited in escrow.

     In the event that our selling stockholders agree to resell their shares common stock, the shares will continue to be held in escrow until we complete our confirmation offer and close a business combination. Resale transactions for selling stockholders' shares will close concurrently with or promptly after the related business combination closing.

     Shares of common stock deposited in the Rule 419 escrow account will be registered in the names of the selling stockholders and accompanied by duly executed instruments of transfer. Purchasers of the selling stockholders' shares will not obtain title to their shares or have any voting or other rights of stockholders until the resale transactions are closed. Pending closing of the resale transactions, all voting and other stockholders' rights will remain vested in our selling stockholders.


Prescribed Acquisition Criteria
-------------------------------

     Rule 419 requires that, before the funds and the securities held in the escrow account can be released, we must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business(es) or net assets to be acquired represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to the consummation of the transaction(s), a requirement that the number of investors representing at least 80% of the maximum offering proceeds must elect to confirm their investment. For purposes of this offering, the fair value of the business(es) or net assets to be acquired must be at least $200,000, which represents 80% of the minimum offering proceeds of $250,000, or at least $800,000, which represents 80% of the maximum offering proceeds of $1,000,000.


Post-Effective Amendment
------------------------

     Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires us to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the confirmation offer mandated by Rule 419. The confirmation offer must include certain prescribed conditions that must be satisfied before the escrowed funds and securities can be released.


Confirmation Offer
------------------

     The confirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the confirmation offer must include the following conditions:

     o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment.

     o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     o If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means.

     o The acquisition(s) will be consummated only if a minimum number of investors, representing not more than 20% of the maximum offering proceeds, equaling $50,000 in the event of the minimum offering and $200,000 in the event of the maximum offering, fail to confirm their investments.

     o If a consummated acquisition(s) has not occurred by 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


Release of Escrowed Securities and Funds
----------------------------------------

     The escrowed funds may be released to Global Enterprises and the escrowed securities may be released to the investors and the selling stockholders after:

     o The escrow agent has received a signed representation from Global Enterprises and any other evidence acceptable to the escrow agent that:

          o We have executed an agreement for the acquisition(s) of a target business(es) for which the fair market value or net assets of the business(es) represent at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment; and

          o The post-effective amendment has been declared effective; the mandated confirmation offer having the conditions prescribed by Rule 419 has been completed; and we have satisfied all of the prescribed conditions of the confirmation offer.

     o The acquisition(s) by Global Enterprises of the business(es) or net assets with the fair value of at least 80% of the maximum proceeds of the offering.


                             ADDITIONAL INFORMATION

     We have not authorized any person to give any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations not contained herein, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered pursuant to this prospectus with the U.S. Securities and Exchange Commission in Washington, D.C. This prospectus does not contain all of the information included in the registration statement. For further information regarding both Global Enterprises and the shares of common stock offered pursuant to this prospectus, reference is made to the registration statement, including all exhibits to the registration statement, which may be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site on the internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge. The address of the site is http://www.sec.gov.

     We intend to furnish our stockholders, after the close of each fiscal year, an annual report that will contain financial statements that will be examined by independent public accountants and a report on the financial statements, with an opinion expressed, by our independent public accountants. We may furnish to stockholders unaudited quarterly or semi-annual reports. In addition, we will file any reports required by the U.S. Securities and Exchange Commission, which reports are public documents.

     The offering of shares of common stock by Global Enterprises and the selling stockholders is subject to approval of certain legal matters by Cudd & Associates, counsel for Global Enterprises. We may not modify the terms of the offering described in this prospectus without amending the registration statement of which this prospectus is a part.


                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the common stock being offered pursuant to this prospectus. We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of the value of Global Enterprises.

     The selling stockholders may offer and sell the shares of common stock in private or negotiated transactions subject to the successful completion of the confirmation offer to the stockholders and the consummation of a business combination in accordance with Rule 419, at fixed or negotiated prices, but not in open market transactions.

                                 USE OF PROCEEDS

     We will receive proceeds only from the sale of the shares of common stock offered by Global Enterprises pursuant to this prospectus. We will not receive any proceeds from the resale by the selling stockholders of their shares. We estimate that the proceeds of this offering will be used as set forth in the table below. If we are successful in completing at least the minimum offering, we will elect to receive from the escrow account, as provided in Rule 419, 10% of the gross offering proceeds held in escrow after all of the shares of common stock in the offering are sold. This amount is $25,000, in the event of the minimum offering, and $100,000, in the event of the maximum offering.

                                                                  Minimum       Maximum
                                                                ----------    ----------

Gross proceeds ..............................................   $  250,000    $1,000,000

Offering expenses

     Legal fees and expenses (including Blue Sky services and
     expenses) (1) ..........................................       21,000        21,000

     Accounting fees and expenses ...........................        5,000         5,000

     Printing and engraving expenses ........................        1,000         2,500

     Miscellaneous expenses (2) .............................          500         2,000

     SEC registration fee ...................................          113           113

Net proceeds

     Held in escrow .........................................      225,000       900,000

         Percentage of gross proceeds held in escrow ........           90%           90%

     Not held in escrow .....................................   $      -0-    $   69,387

         Total net proceeds .................................   $  225,000    $  969,387
____________________


     (1) Does not include the sum of $10,000 paid previously by our existing stockholders.

     (2) Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.


Use of Maximum Net Proceeds Not Held in Escrow:

     Due diligence of prospective target businesses .....................   $10,000

     Legal, accounting and other expenses attendant to the due diligence
     investigation, structuring and negotiation of a business combination    10,000

     Legal, accounting and other expenses relating to the post-effective
     amendment and Commission reporting obligations .....................    40,000

     Working capital to cover miscellaneous expenses and reserves .......     9,387

         Total ..........................................................    69,387

     We intend to use the proceeds from the sale of the shares of common stock to acquire one or more operating businesses.

     Of the offering proceeds, the sum of $225,000, if we receive the minimum proceeds of the offering, or $900,000, if the maximum offering proceeds are realized, will be placed in an escrow account at The Bank of New York, N.A. The proceeds will not be released from the escrow account until the earlier of the satisfaction of the conditions of Rule 419, including our delivery to each stockholder of the prospectus contained in the post-effective amendment disclosing, among other things, the terms and results of this offering and the financial statements of the business(es) to be acquired, or our failure to consummate a business combination in accordance with the requirements of Rule 419 within a period of 18 months from the effective date of the registration statement of which this prospectus is a part. The proceeds held in the escrow account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any of the proceeds held in the escrow account that are not paid as consideration to the sellers of the target business may be used to finance the operations of the target business.

     In the event of the minimum offering, the sum of $25,000, out of the proceeds of the offering not required to be held in escrow, will be applied against offering expenses totaling $27,607 and no offering proceeds will be available for due diligence, legal, accounting or other expenses in connection with a business combination, the post-effective amendment or our reporting obligations under Section 15(d) or 13 of the Securities Exchange Act of 1934. In that event, we will pay the foregoing expenses and $2,613 of the offering expenses from our treasury and our existing stockholders have verbally agreed, if needed, to lend us funds to cover these expenses. However, we cannot assure you that Mr. David R. Stith, Mr. Herbert S. McDonald and/or Ms. Desiree L. Pierson will be able to satisfy this obligation.

     If we complete the maximum offering, we will use $69,387, out of the sum of $100,000 released to us from the escrow account, for due diligence of prospective target businesses and for legal, accounting and other expenses related to a business combination, the post-effective amendment and our reporting obligations with the Commission. We have reserved approximately $10,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our executive officers and directors will receive any compensation for his or her due diligence efforts, other than reimbursement for any out-of-pocket expenses he or she may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. We will reimburse these out-of-pocket expenses from our treasury to the extent that they exceed the available proceeds released to us from the escrow account. In addition, we may opt to make a down payment or pay an exclusivity or similar fee in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the escrow account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. We intend to use the excess working capital (approximately $9,387) for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors and executive officers in connection with activities on our behalf as described above.

     Our existing stockholders have paid certain expenses, including legal fees in the amount of $10,000, on our behalf. We intend to reimburse these stockholders for these expenses from our treasury in the event of the minimum offering and, in the event of the maximum offering, from the proceeds of this offering not held in escrow.

     As required by Rule 419, the proceeds of this offering that are not immediately needed for the purposes set forth above will be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the proceeds not held in escrow during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 18 months, assuming that a business combination satisfying the conditions of Rule 419 is not consummated during that time.

     No compensation of any kind, including finder's and consulting fees, will be paid to any of our directors or executive officers or any of their affiliates for services rendered to us prior to or in connection with the business combination. However, our directors and executive officers will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Because present management will likely resign or be replaced upon consummation of a business combination, we expect that no remuneration will be paid to those persons after a business combination.

     A public stockholder will be entitled to receive funds from the escrow account (including interest earned on his, her or its portion of the trust account, less applicable taxes) only in the event of our failure to complete a business combination within 18 months following the effective date of the registration statement of which this prospectus is a part or upon his, her or its failure to notify us of his, her or its election to remain an investor within 45 days following the effective date of the post-effective amendment. In no other circumstances will a public stockholder have any right or interest of any kind to or in the escrow account.

                                 CAPITALIZATION

     The following table sets forth our capitalization at December 31, 2005, and as adjusted to give effect to the sale of a minimum of 125,000 shares of common stock in this offering for gross proceeds of $250,000, and a maximum of 500,000 shares of common stock for gross proceeds of $1,000,000, and the application of the estimated net proceeds derived from the sale of the shares:


                                                                     December 31, 2005
                                                            -------------------------------------
                                                                                As Adjusted
                                                                         ------------------------
                                                              Actual       Minimum       Maximum
                                                            ----------   ----------    ----------
Short-term debt:

     Advances from stockholders                             $   10,000   $   10,000    $   10,000

Stockholders' equity:

     Common stock, $0.001 par value per share;
     25,000,000 shares authorized; 30,000 shares
     issued and outstanding, 155,000 shares (minimum)
     issued and outstanding, as adjusted; 530,000
     shares (maximum) issued and outstanding, as adjusted   $       30   $      155    $      530

     Additional paid-in capital                             $   50,410   $  300,285*   $1,049,910*

     Total stockholders' equity                             $   50,440   $  300,440    $1,050,440

Total capitalization                                        $   60,440   $  310,440    $1,060,440
_______________________

     *The funds, inclusive of any interest thereon, held in the escrow account from purchasers of common stock sold in this offering will automatically be returned to stockholders who fail to notify us in writing within 45 business days following the effective date of the post-effective amendment that they elect to remain an investor. Unless purchasers of at least 80% of the aggregate number of shares sold in this offering elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the shares of common stock will be issued.

                                    DILUTION

     The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the amount of escrowed funds returnable to investors who fail to confirm their investments), by the number of outstanding shares of our common stock.

     At December 31, 2005, our net tangible book value was $40,440 or approximately $1.35 per share of common stock. After giving effect to the sale of a minimum of 125,000 shares of common stock and the deduction of estimated unpaid expenses of this offering, our pro forma net tangible book value (as decreased by the amount of escrowed funds attributable to the purchase of 25,000 shares of common stock that may be returned to investors who fail to confirm their investments) at December 31, 2005, would have been approximately $222,827, or approximately $1.71 per share, representing an immediate increase in net tangible book value of approximately $0.36 per share to the existing stockholders and an immediate dilution of $0.29 per share or approximately 15% to new investors who elect to remain investors. After giving effect to the sale of a maximum of 500,000 shares of common stock and the deduction of estimated unpaid expenses of this offering, our pro forma net tangible book value (as decreased by the amount of escrowed funds attributable to the purchase of 100,000 shares of common stock that may be returned to investors who fail to confirm their investments) at December 31, 2005, would have been approximately $819,827 or approximately $1.91 per share, representing an immediate increase in net tangible book value of approximately $0.56 per share to the existing stockholders and an immediate dilution of $0.09 per share or approximately 5% to new investors who elect to remain investors.

     The following table illustrates the dilution to the new investors on a per-share basis:

                                                                         Minimum   Maximum
                                                                         -------   -------
Public offering price..................................................    $2.00    $2.00

Net tangible book value per share before this offering.................$1.35    $1.35

Increase attributable to new investors.................................$0.36    $0.56

Pro forma net tangible book value per share after this offering........    $1.71    $1.91

Dilution to new investors..............................................    $0.29    $0.09


     The following table sets forth information with respect to our existing stockholders and the new investors:

                                          Shares Purchased                 Total Consideration
                                 --------------------------------   ----------------------------------
                                      Minimum          Maximum        Minimum            Maximum         Average
                                 -------------      -------------   -------------     ----------------  Price Per
                                 Number      %      Number      %    Amount      %      Amount       %    Share
                                -------  -----     -------  -----   -------  -----    ---------  -----   --------
Existing stockholders.........   30,000   19.4      30,000    5.7   $50,440   16.8      $50,440    4.8     $1.68

New investors.................  125,000   80.6     500,000   94.3   250,000   83.2    1,000,000   95.2     $2.00
                                -------  -----     -------  -----   -------  -----    ---------  -----

Total.........................  155,000  100.0     530,000  100.0   300,440  100.0    1,050,440  100.0

     The pro forma net tangible book value after the offering is calculated as follows:

                                                             Minimum       Maximum
                                                            ---------    ---------
Numerator:

Net tangible book value before this offering ............   $  40,440    $  40,440

Net proceeds from this offering .........................     222,387      969,387

Offering costs paid in advance and excluded
  from net tangible book value before this offering .....      10,000       10,000

Less:  Proceeds held in escrow subject to return ........     (50,000)    (200,000)
                                                            ---------    ---------

                                                            $ 222,827    $ 819,827

Denominator:

Shares of common stock outstanding prior to this offering      30,000       30,000

Shares of common stock included in the offering .........     125,000      500,000

Less:  Shares subject to return .........................     (25,000)    (100,000)
                                                            ---------    ---------

                                                              130,000      430,000


                                PLAN OF OPERATION

     We were formed on November 16, 2005, as a blank check company for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and/or debt, to effectuate a business combination.

     The issuance of additional common stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences for our business and financial condition. The issuance of additional shares of our common stock (including upon conversion of convertible debt securities):

     o   may significantly reduce the equity interest of our stockholders;

     o will likely cause a change in control if a substantial number of our shares of common stock is issued, which will likely result in the resignation or removal of all of our present executive officers and directors; and

     o may materially adversely affect prevailing market prices in any market that develops for our common stock.

     Similarly, the incurring of debt:

     o may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

     o may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants; and

     o may hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while the debt is outstanding, or to the extent our existing leverage discourages other potential investors.

     To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

     We estimate that the net proceeds from the sale of the shares of common stock will be $225,000, if we complete the minimum offering, or $969,387, if we consummate the maximum offering, after deducting $25,000 to be applied against offering expenses totaling approximately $27,613, in the event of the minimum offering, and offering expenses of approximately $30,613, in the event of the maximum offering. We expect that the entire amount of the proceeds of the minimum offering, after payment of $25,000 of offering expenses, will be held in the escrow account and none of the offering proceeds will be available to pay expenses related to a business combination, the post-effective amendment or our reporting obligations under the Securities Exchange Act of 1934. In that event, we will pay the foregoing expenses and $2,613 of the offering expenses from our treasury and our existing stockholders have verbally agreed, if necessary, to lend us funds to cover these expenses. Of the maximum offering proceeds, the sum of $900,000 will be held in the escrow account and the remaining $69,387 will be disbursed to us from the escrow account to be available for due diligence, legal, accounting or other expenses in connection with a business combination, the post-effective amendment and/or our Exchange Act reporting obligations. We may use substantially all of the net proceeds of this offering held in the escrow account to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in escrow in connection with a business combination, either because the consideration for the business combination is less than the proceeds in escrow or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the escrow account, as well as any other net proceeds not expended, will be used to finance the operations of the target business or businesses.

         We believe that, if we complete the maximum offering, the funds available to us outside of the escrow account will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination meeting the requirements of Rule 419 is not consummated during that time. Over this time period, we anticipate making the following expenditures:

     o Approximately $10,000 of expenses for the due diligence and investigation of a target business(es);

     o Approximately $10,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination(s);

     o Approximately $40,000 of expenses in legal and accounting fees relating to the post-effective amendment and our Exchange Act reporting obligations; and

     o Approximately $9,387 for general working capital that will be used for miscellaneous expenses and reserves.

In the event of the minimum offering, we plan to pay the above-described expenses from our treasury and, if needed, loans from our existing stockholders. Accordingly, we believe, but we cannot be certain, that if we complete only the minimum offering, we will be able to operate for the next 18 months even if we are unable to complete a business combination in accordance with Rule 419 during that period.

     We do not believe that we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will need to obtain additional financing to the extent the financing is required to consummate a business combination or because a significant number of stockholders fail to confirm their investments, in which case we may issue additional securities or incur debt in connection with the business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.


                                PROPOSED BUSINESS

Introduction
------------

     We are a recently organized blank check company formed for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. Companies like Global Enterprises are referred to as blank check companies because investors will entrust their funds to our management without having a chance to analyze the ultimate use to which their monies may be put. However, you will be afforded the protections of Rule 419 and, accordingly, prospective investors who invest in Global Enterprises will have an opportunity to evaluate the specific merits or risks of any business combination management decides to consummate.

     Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search for prospective acquisition candidates to any specific business, industry or geographical location. We do not currently engage in any business activities that provide any cash flow. Persons purchasing shares of common stock in this offering will most likely not have the opportunity to participate in any decisions regarding our activities.

     The costs of identifying, investigating, and analyzing business combinations will be paid, in the event of the maximum offering, with funds released to us from the escrow account and, with regard to the minimum offering, with funds in our treasury. We expect, but cannot assure, that cost overruns or additional costs related to this offering or the search for a business combination candidate will be paid by our current stockholders through arrangements for loans or additional contributions of capital. This is based on a verbal agreement with out current stockholders.

     In the event that the funds released from escrow and/or in our treasury are insufficient to enable us to successfully consummate a business combination, we may seek additional financing. We may issue additional securities, incur debt or procure other types of financing if needed. Aside from the verbal agreement among us and our current stockholders to fund cost overruns related to this offering and the effectuation of a business combination, we have not entered into any agreements, plans or proposals for financing and we have no present plans to do so.

     Our existing stockholders have paid certain expenses, including legal fees in the amount of $10,000, on our behalf. We intend to reimburse these stockholders for these expenses from our treasury, if we complete the minimum offering, and from the proceeds released to us from the escrow account, in the event of the maximum offering,

     We believe that the probable desire on the part of the owner(s) of a target business to assume voting control over Global Enterprises in order to qualify as a tax-free reorganization or to have complete authority to manage the business, will almost assure that we will combine with just one target business. We anticipate that, upon consummation of a business combination, there will be a change in control of Global Enterprises that will most likely result in the resignation or removal of our present executive officers and directors.

     Any target business that we select may be a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. We will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effectuate a business combination with an entity in an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Requirements of Rule 419
------------------------

     Rule 419 sets forth certain requirements and restrictions relating to the offering of a minimum of 125,000 shares of common stock, and a maximum of 500,000 shares of common stock, by us that will apply to us until the consummation of a business combination transaction as provided for under the rule and this prospectus. Specifically, Rule 419 provides, among other things, that:

     o The gross proceeds from the offering and the common stock issued in connection with the offering must be deposited promptly in an escrow account, which proceeds may not be disbursed from the escrow account, except as follows:

          o up to 10% of the gross proceeds, less underwriting commissions and expenses and dealer allowances paid to non-affiliates, may be released to us;

          o if you fail to notify us within 45 business days after the effective date of the post-effective amendment that you elect to remain an investor, you will receive your pro rata share of the funds held in the escrow account with interest; and

          o if purchasers of 20% or more of the shares of common stock in this offering fail to confirm their investments or if we otherwise fail to consummate a business combination as provided in Rule 419 within 18 months from the date of this prospectus, we will return your pro rata portion of the escrowed funds with interest.

     o Prior to the consummation of our initial business combination, we must file with the Commission a post-effective amendment to the registration statement of which this prospectus forms a part containing information on this offering and the target business(es), including financial statements of the company to be acquired and pro forma financial information.

     o You will have 45 business days from the effective of the post-effective amendment to notify us in writing that you elect to remain an investor.

     o We may consummate our initial business combination if approved by a majority of our stockholders and public stockholders owning not more than 20% of the shares sold in this offering fail to confirm their investments.

     o if our initial business combination is approved and consummated, public stockholders who notified us of their determination not to remain an investor within the required time will receive their pro rata share of the escrow account, including any interest earned on their pro rata share (less applicable taxes).

     o If our initial business combination is not consummated within the time period specified in this prospectus, then we will distribute to all of our public stockholders their pro rata share of the escrow account.

     o we may not consummate our initial merger, acquisition, asset purchase, stock purchase or business combination transaction unless it meets the conditions specified in Rule 419 and this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of the business combination.

Effectuating a Business Combination
-----------------------------------

     Rule 419 requires that our initial business combination must be with one or more operating businesses whose net assets or fair market value, collectively, is equal to at least 80% of the maximum proceeds of this offering. We may accomplish this by identifying and acquiring a single business or multiple operating businesses contemporaneously.

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination of the foregoing to effectuate a business combination involving one or more operating businesses. Although we intend to generally apply substantially all of the net proceeds of this offering toward consummating a business combination in accordance with the requirements of Rule 419 and as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations.

     We anticipate that the selection of a business combination candidate will be complex and extremely risky. It may involve the acquisition of, or merger with, one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering themselves. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the benefits of a publicly-traded corporation. These perceived benefits may include:

     o facilitating or improving the terms on which additional equity financing may be sought;

     o    providing liquidity for the principals of a business;

     o creating a means for providing incentive stock options or similar benefits to key employees;

     o providing liquidity, subject to restrictions of applicable statutes, for all stockholders; and

     o    other factors.

Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of the business opportunities extremely difficult and complex.

     If at any time prior to the completion of this offering, we enter into negotiations with a possible merger candidate and a business combination transaction becomes probable, then this offering will be suspended so that a post-effective amendment to the registration statement of which this prospectus forms a part can be filed that will include financial statements of the proposed target.

No Target Businesses Approached or Selected
-------------------------------------------

     We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding a business combination. Further, none of our executive officers, directors, affiliates, agents or other representatives has conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us. Neither our management nor our directors or existing stockholders have analyzed information or conducted a compilation of the information sources available to begin to identify potential targets for a business combination. None of these individuals has begun, or will begin, any work to compile a list of potential targets for a business combination until this offering has been completed.

     We will not acquire companies currently affiliated with any of our management or directors. We define "affiliated with" a person to include:

     o any person that directly, or indirectly, controls or is controlled by or under common control with the person; and

     o    any current officer, director or employee of a person.

     Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value or net assets equal to at least 80% of the maximum offering proceeds, as described under "Selection of Target Businesses" below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Sources of Target Businesses
----------------------------

     We do not intend to advertise Global Enterprises. We anticipate that the positions held and associations maintained by the members of our management team and directors will be the primary source of our proposals. We also anticipate that acquisition candidates will be identified by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. Any such finder's fee or compensation would be subject to arm's-length negotiations between the professional firm and us and would likely be paid upon consummation of a business combination. We will not pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated, any finder's fee or other compensation for services performed for us prior to or in connection with the consummation of a business combination. This policy is based on a verbal agreement among our executive officers, directors and stockholders. We are unaware of any circumstances under which our executive officers, directors and stockholders, through their own initiative, may change this policy.

Selection of Target Businesses
------------------------------

     Subject to the requirement of Rule 419 that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value or net assets equal to at least 80% of the maximum offering proceeds, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We determined the size of this offering based on our estimate of the capital required to consummate a business combination with one or more target businesses with net assets or a fair market value in a range from $200,000 to $800,000. Generally, companies of a size within this range do not have sufficient assets and revenues to distinguish them from a development stage business, but they are not so large that we would expect to compete against larger strategic buyers and well-financed private equity firms. Although our initial business combination must be with one or more operating businesses whose net assets or fair market value, collectively, are equal to at least 80% of the maximum offering proceeds, there is no maximum limit on the fair market value of an acquired business. If we identify an attractive potential target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. An offering size of $1 million results in a fair market value or net assets of $800,000 and an offering size of $250,000 results in a fair market value or net assets of $200,000 based on 80% of the maximum offering proceeds, net of transaction fees and expenses, because our executive officers and directors will conduct the offering without compensation.

     Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business or the net assets to be acquired. Based on the collective experience of our management and directors, we believe that there should be numerous opportunities to acquire one or more companies whose net assets or fair market value, collectively, is in a range from $200,000 to $800,000 and we selected the offering size in a range from $250,000 to $1 million on that basis. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose net assets or fair market value, collectively, are equal to at least 80% of the maximum offering proceeds.

     The determination of the offering price of our shares and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies. See "Risk Factors--We may be required to seek additional financing to consummate a business combination and, if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it." We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

     o    Financial condition and results of operation;

     o    Historical revenue growth;

     o    Growth potential;

     o Earnings before interest, taxes, depreciation and amortization charges;

     o Experience and skill of the target's management and availability of additional personnel;

     o    Capital requirements;

     o    Competitive position;

     o    Stage of development of the products, processes or services;

     o Degree of current or potential market acceptance of the products, processes or services;

     o Proprietary features and degree of intellectual property or other protection of the products, processes or services; and

     o    Costs associated with effectuating the business combination.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effectuating a business combination consistent with our business objectives. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

     Because we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for company(s) acquired covering one, two or three years, depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event that our obligation to file periodic reports is suspended under Section 15(d), we intend to voluntarily file these reports.

Structuring a Business Combination
----------------------------------

     The business combination to which we may become a party will involve the acquisition of one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. Investors should note that any business combination transaction could be expected to have a significant dilutive effect on the percentage of shares held by our then-stockholders, including purchasers in this offering. Upon the consummation of a business combination, the target business will have significantly greater assets than we have; therefore, management plans to offer a controlling interest in Global Enterprises to the target business. We will endeavor to structure the business combination so as to achieve the most favorable tax treatment for us and our stockholders and the target business and its stockholders. While the actual terms of a transaction cannot be predicted, it will likely be desirable to avoid the creation of a taxable event by structuring the acquisition as a so-called "tax-free" reorganization under
Section 351 or 368 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our existing stockholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would likely result in significant dilution in the equity of our existing stockholders. Our management may choose to take advantage of these provisions. We cannot assure you that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination. In addition, it is likely that, as part of the terms of the business combination transaction, our executive officers and directors would resign their positions.

     We anticipate that, under any circumstances, any target we identify will desire to receive from us a number of our shares of common stock that will assure unrestricted control of our company. Our articles of incorporation authorize the issuance of up to 25,000,000 shares of common stock. Immediately after this offering, there will be 24,845,000, minimum, or 24,470,000, maximum, authorized but unissued shares of our common stock available for issuance. Our management will seek to structure a business combination transaction such that our existing stockholders will retain a sufficient minimum of the aggregate number of shares of our common stock issued and outstanding immediately following the consummation of the business combination. As part of the transaction, we expect that we would need to effectuate a forward split in our existing shares of common stock such that our existing stockholders would own the appropriate number of shares issued and outstanding as a result of the business combination. It is not unreasonable to assume that the target may insist upon obtaining as much as 95% of our issued and outstanding shares of common stock. In that event, assuming 20,000,000 shares of common stock to be issued and outstanding as a result of the business combination, the target's stockholders would receive 19,000,000 shares, and our existing stockholders would own 1,000,000 shares, after giving effect to an appropriate forward stock split in our existing common stock and without giving effect to the purchase of shares for cash by our existing stockholders.

     We anticipate that any securities issued in a business combination transaction would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In certain circumstances, however, we may agree to register the securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale in any trading market that may develop could have a depressive effect on the market.

     The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finder's or consulting fees to our existing directors or officers, or any of their respective affiliates, for services performed in connection with a business combination. However, our directors and officers, and any entity with which they are affiliated, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

     In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince the sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair Market Value of Target Businesses
--------------------------------------

     Rule 419 requires that, among the conditions for release of the funds and the securities held in the escrow account, the initial target businesses or net assets that we acquire must have a fair market value equal to at least 80% of the maximum proceeds of this offering. For purposes of this offering, the fair value of the businesses or net assets to be acquired must be at least $200,000, in the event of the minimum offering, and $800,000, in the event of the maximum offering. Our board of directors will determine the fair market value of these businesses based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target businesses or the net assets to be acquired have a sufficient fair market value or if a conflict of interest exists with respect to the determination, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc., with respect to the satisfaction of this criterion. We expect that any such opinion would be included in the post-effective amendment furnished to our stockholders in connection with a business combination, and that the independent investment banking firm would be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses or net assets have sufficient fair market value and no conflict of interest exists.

Possible Lack of Business Diversification
-----------------------------------------

     The net proceeds from this offering will provide us with $225,000, minimum, and approximately $969,387, maximum, that we may use to complete a business combination. While we may seek to effectuate a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose net assets or fair market value, collectively, is equal to at least 80% of the maximum proceeds of this offering. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

     o result in our dependency upon the performance of a single operating business;

     o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

     o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

     In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business(es) we acquire.

Limited Ability to Evaluate Target Business' Management
-------------------------------------------------------

     Although we intend to closely scrutinize the management of prospective target businesses when evaluating a potential business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, we expect that our executive officers and directors will resign or be replaced upon the consummation of a business combination and that they will have no future role in the target businesses. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Post-Effective Amendment
------------------------

     Once we execute the agreement to acquire or merge with a business that meets the criteria set forth in Rule 419, we must update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain, among other information, a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the confirmation offer required by Rule 419. The confirmation offer must include certain prescribed conditions that we must satisfy before the offering proceeds and securities can be released from escrow. We will proceed with the business combination only if public stockholders (other than our existing stockholders) owning not more than 20% of the shares sold in this offering fail to confirm their investments.

Confirmation Offer
------------------

     The confirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the confirmation offer must include the following conditions:

     o We will send the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment.

     o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     o If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the funds, and any related interest or dividends, held in the escrow account on the investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means.

     o The business combination will be consummated only if a sufficient number of investors elect to confirm their investments.

     The actual per share amount to be returned to investors will be equal to the amount in the escrow account, inclusive of any interest (calculated as of the 46th day following the effective date of the post-effective amendment), less applicable taxes, divided by the number of shares sold in this offering. Without taking into account any interest earned on the escrow account, the per share amount would be approximately $1.80 or $0.20 less than the per share offering price of $2.00. There may be a disincentive for public stockholders to exercise their rights not to remain investors because of the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the shares in the offering. Any notification by an investor of his, her or its election not to remain an investor, once made, may be withdrawn at any time until the date 45 days from the effective date of the post-effective amendment. We will not complete any proposed business combination for which our public stockholders (other than our existing stockholders) owning 20% or more of the shares sold in this offering fail to confirm their investments.

Return of Escrowed Funds if No Business Combination
---------------------------------------------------

     If we fail to complete a business combination in accordance with the requirements of Rule 419 prior to the expiration of 18 months after the effective date of the registration statement of which this prospectus is a part, we will distribute to all of our public stockholders, in proportion to their respective equity interests, the amount in the escrow account, inclusive of any interest (less applicable taxes). Upon our failure to consummate a business combination, our existing stockholders will have the right to participate in the distribution from the escrow account, but only with respect to any shares of common stock acquired in this offering. If we were to expend all of the proceeds of this offering, other than the proceeds deposited in the escrow account, and without taking into account interest, if any, earned on the escrow account, the per share amount returned to investors would be approximately $1.80, $0.20 less than the per share offering price of $2.00.

     Upon notice from us, the escrow agent will commence liquidating the investments constituting the escrow account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the escrow agent would be given promptly after the expiration of the applicable 18-month period. As provided in Rule 419, we will return the funds held in the escrow account to all investors on a pro rata basis by first class mail or other equally prompt means within five business days following the date 18 months from the date of this prospectus.

     Our public stockholders shall be entitled to receive funds from the escrow account only in the event that we fail to complete a business combination within the time period prescribed by Rule 419 or if the stockholders fail to confirm their investments in connection with the confirmation offer. In no other circumstances shall a stockholder have any right or interest of any kind to or in the escrow account.

Release of Escrowed Securities and Funds
----------------------------------------

     The proceeds received, and the common stock purchased by investors and offered by the selling stockholders, in this offering will be deposited into the escrow account established pursuant to Rule 419 pending confirmation by investors and consummation of a business combination. The Bank of New York, N.A., in its capacity as escrow agent, will place the funds in an interest-bearing account. The funds will be released to us, and the securities will be released to you and other investors and the selling stockholders, or pledgees, donees, transferees or other successors to the selling stockholders, after we have provided the escrow agent with a signed representation and any other evidence acceptable to the escrow agent evidencing that the requirements of Rule 419 have been satisfied and we have consummated the business combination. Following the release of the escrowed securities and funds, we will be required to supplement the prospectus received by you in connection with the confirmation offer to indicate the amount of funds and securities released and the date of release.

     Once we have consummated a business combination, we anticipate that there will be a change in control and management. New management may decide to change the policies regarding use of the proceeds of this offering. We expect that new management will use the offering proceeds, in its sole discretion, following consummation of a business combination. We will not make any loans of the funds that will be released to us from the escrowed proceeds of this offering, nor will we borrow funds and use either our working capital or the escrowed funds as security. Once the escrowed funds are released to us from the escrow account upon the consummation of a business combination, management may loan the proceeds or borrow funds and use the proceeds as security.

Periodic Reporting and Audited Financial Statements
---------------------------------------------------

     We will have reporting obligations under Section 13 or 15(d) of the Securities Exchange Act of 1934 following the consummation of a business combination, including the requirement that we file annual and quarterly reports with the Commission. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

     We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles (or, in the case of a foreign company, audited financial statements accepted by the Securities and Exchange Commission for filing by foreign reporting companies) cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective business(es) as part of the prospectus contained in the post-effective amendment to this registration statement required to be filed upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets in accordance with the provisions of Rule 419. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

No Assurances of a Public Market
--------------------------------

     Rule 419 provides that all securities purchased in an offering by a blank check company, as well as securities issued in connection with the offering to promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. Under Rule 419, these securities cannot be released from escrow until the consummation of a business combination as provided for in Rule 419. Accordingly, the proceeds received from this offering will be deposited in the escrow account established at The Bank of New York, N.A., New York City, New York, pending confirmation by investors and consummation of a business combination. The deposited funds will be in an insured depository institution account in either money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States.

     There is no present market for our common stock and no likelihood of any active and liquid public trading market developing following the release of the shares of common stock from the Rule 419 escrow account. Thus, stockholders may experience difficulty in selling their shares. To date, neither Global Enterprises nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker-dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the confirmation offer to be conducted prior to the consummation of a business combination. Upon confirmation by stockholders and consummation of a business combination, there will be a change in control of Global Enterprises and our management. We expect that new management will ultimately initiate discussions in this area. The executive officers of Global Enterprises after the consummation of a business combination may employ consultants or advisors to obtain market makers for our common stock. Former executive officers, directors and stockholders of Global Enterprises will not serve as consultants or advisors to, or receive compensation from, the company following the closing of a business combination.

Competition
-----------

     In identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effectuating business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, financial, personnel and other resources than we do. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources and limited management availability. These inherent competitive limitations give others an advantage in pursuing the acquisition of target businesses. Also, we will be competing with a large number of other small, blank check public companies located throughout the United States. Further:

     o our obligation to update the registration statement of which this prospectus is a part with information, including financial statements, on the target business(es) may impede or delay the completion of a transaction, especially compared to competitors of ours bidding on these businesses who have no such obligation; and

     o our obligation to conduct the confirmation offer and return funds held in the escrow account to our public stockholders who fail to confirm their investments may reduce the resources available to effectuate a business combination.

     Any of these factors may place us at a material competitive disadvantage in successfully negotiating a business combination.

     If we succeed in effectuating a business combination, there will, in all likelihood, be intense competition from competitors of the target business(es). Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in such things as engineering, research and development and marketing. We may not have the resources to make these investments and we may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively.

Regulation
----------

     The Investment Company Act of 1940 defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. While we do not intend to engage in these activities, we could become subject to regulations under the Investment Company Act if we obtain or continue to hold a minority interest in a number of enterprises. It would be expensive for us to register under and comply with the Investment Company Act. Accordingly, management will continue to review our activities from time to time to limit the likelihood that we could be classified as an "investment company."

Facilities
----------

     We do not own any real estate or other physical property. We are presently using as our office the offices of Ms. Desiree L. Pierson, our Secretary/Treasurer, free of charge pursuant to a verbal agreement with Ms. Pierson. These offices are located at 1244 Main Street, Linfield, Pennsylvania 19468. We believe that these facilities are suitable and adequate for our business as it is presently conducted. We do not expect to continue this arrangement with Ms. Pierson if a business combination is consummated.

Employees
---------

     We currently have two executive officers, each of whom is also a member of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and each intends to devote only as much time to our affairs as he or she deems necessary. We do not intend to have any full-time employees prior to the consummation of a business combination.

Legal Proceedings
-----------------

     As of the date of this prospectus, we know of no legal proceedings to which we are a party or to which any of our property interests are subject, which are pending, threatened or contemplated, or of any unsatisfied judgments against us.


                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

     Set forth below are the names, ages, positions with Global Enterprises and business experience of our directors and executive officers.

      Name                        Age         Positions with Company
--------------------             -----        ---------------------------------

David R. Stith                     77         President and Director

Desiree L. Pierson                 44         Secretary, Treasurer and Director

Herbert S. McDonald                70         Director

     Our board of directors is initially composed of three members, including Messrs. David R. Stith and Herbert S. McDonald and Ms. Desiree L. Pierson. The term of office of our directors will expire at our first annual meeting of stockholders. Each of our current directors has served on the board since our inception on November 16, 2005.

     Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business(es) and structuring, negotiating and consummating the acquisition(s). None of our directors is currently affiliated with a blank check company. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts and their transaction expertise should enable them to successfully identify and effectuate an acquisition, although we cannot assure you that they will, in fact, be able to do so.

     Our executive officers, including Mr. David R. Stith, our President, and Ms. Desiree L. Pierson, Secretary/Treasurer, are elected by the board of directors and hold office until resignation or removal by the board. These individuals are not obligated to devote any specific number of hours to our matters and each intends to devote only as much time to our affairs as he or she deems necessary. We have no employment agreements with our executive officers. We do not intend to enter into an employment agreement with Mr. Stith or Ms. Pierson because we expect that, upon the consummation of a business combination transaction, each will resign or be removed.

Business Experience
-------------------

     Set forth below under "Business Experience" is a description of the business experience of our executive officers and/or directors. All organizations with which each individual is or has been previously employed, affiliated or otherwise associated, are not affiliated with us.

     Mr. David R. Stith has served as the President of Global Enterprises since our inception on November 16, 2005. Mr. Stith served as the President and a director of Global Spill Management, Inc., a public company, and its successors, from June 1966 through May 2005. He has been a recognized expert in the field of oil spill remediation. Mr. Stith has also been involved in underwater testing for the National Aeronautics and Space Administration.

     Ms. Desiree L. Pierson has served as our Secretary/Treasurer since our organization on November 16, 2005. She has been employed by Special Olympics-Pennsylvania since January 2001. Ms. Pierson has extensive experience with public company secretarial and administrative issues, including stockholder relations, transfer agent matters and corporate record-keeping.

     Mr. Herbert S. McDonald has served as a director of Global Enterprises since our organization on November 16, 2005. From June 1966 through May 2005, Mr. McDonald served as a director of Global Spill Management, Inc., a public company, and its successors. Since February 1993, he has served as the President and a director of The Fulcrum Group, a management consulting firm specializing in the restructuring and merger/acquisition of corporate clients.

Executive Officer and Director Compensation
-------------------------------------------

     No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our executive officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Committees of the Board of Directors
------------------------------------

     Audit Committee.   All of our directors will serve as members of our audit
committee until the consummation of a business combination transaction. Accordingly, until that time, the audit committee will not be composed of directors who are independent under Commission rules. The audit committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems. We do not currently have an "audit committee financial expert" as defined in Commission rules.

     Compensation Committee.   The compensation committee reviews and approves
the compensation and benefits for our employees, directors and consultants, authorizes and ratifies incentive arrangements and authorizes employment and related agreements. All of the members of our board of directors will serve as members of our compensation committee until we consummate a business combination.

     Corporate Governance Committee. The corporate governance committee will be responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the corporate governance committee is responsible for reporting and making recommendations to the board concerning corporate governance matters. Until we consummate a business consummation, our directors will serve as members of our corporate governance committee.

Code of Ethics
--------------

     We will adopt a code of ethics applicable to specific employees, including the principal executive officer, the principal financial officer, the principal accounting officer or controller and persons performing similar functions.

Prior Involvement in Blank Check Companies
------------------------------------------

     None of our executive officers or directors has been a principal of another company that has completed an offering similar to this offering or executed a business plan similar to our business plan. We cannot assure you that we will be able to effectuate a business combination or successfully identify acquisition candidates or evaluate the performance of the target business, if any.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Stock Issuances
---------------------

     On November 16, 2005, we issued 30,000 shares of our common stock to our executive officers and/or directors for a total of $50,440 in cash, at an average purchase price of approximately $1.68 per share, as shown in the table below. On the date of this prospectus, the 10,000 shares owned by each said individual represent approximately 33% of our 30,000 outstanding shares of common stock. In the event of the minimum offering, each of Messrs. Stith and McDonald and Ms. Pierson will own approximately 6.5% of our 155,000 then outstanding shares of common stock and, in the event of the maximum offering, each said individual will own approximately 1.9% of our 530,000 then outstanding shares.

Name and Address of                    Number of
 Beneficial Owner                       Shares      Relationship to Us
------------------------------         ---------    --------------------------

David R. Stith                          10,000      Executive officer/director
721 St. David's Avenue
Warminster, Pennsylvania 18974

Desiree L. Pierson                      10,000      Executive officer/director
1244 Main Street
Linfield, Pennsylvania 19468

Herbert S. McDonald                     10,000      Director
110 Pugh Road
Wayne, Pennsylvania 19087-5329
------------------

     *We consider Messrs. Stith and McDonald and Ms. Pierson to be our "promoters," as that term is defined in the General Rules and Regulations under the Securities Act of 1933.

Conflicts of Interest
---------------------

     Investors should be aware of the following potential conflicts of interest:

     o None of our executive officers or directors is required to commit his or her full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

     o In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

     o Our executive officers and directors are and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those that we intend to conduct.

     o Ms. Desiree Pierson has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, she will make available to us office space and certain general and administrative services, as we may require from time to time. She has agreed to do this free of charge to us.

     o If we were to make a deposit, down payment or fund a "no-shop" provision in connection with a potential business combination, we may have insufficient funds outside of the escrow account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In that event, our directors and executive officers may have to incur these expenses in order to proceed with the proposed business combination. As part of any such combination, said directors and/or executive officers may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which, if not agreed to by our management, could cause our management to view the potential business combination unfavorably, thereby resulting in a conflict of interest.

     In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:

     o    the corporation could financially undertake the opportunity;

     o    the opportunity is within the corporation's line of business; and

     o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. Each of our directors has, or may come to have, other fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity that, under the above-listed Nevada criteria, should be presented to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our executive officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity that may reasonably be required to be presented to us under Nevada law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us. We will not acquire companies currently affiliated with any of our management, directors or existing stockholders. We define "affiliated with" a person to include:

     o any person that directly, or indirectly, controls or is controlled by or under common control with the person and

     o    any current officer, director or employee of a person.

     Our existing stockholders will not participate in any distribution of escrowed funds occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering. However, they will participate in any distribution with respect to any shares of common stock acquired in this offering.

     Our existing stockholders have loaned a total of $10,000 to us for the payment of offering expenses. These loans will be payable upon the completion of this offering. If we complete the minimum offering, we will repay these loans from our treasury and, if we complete the maximum offering, we will repay the loans out of the proceeds released to us from the escrow account to pay the offering expenses.

     We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if the reimbursement is challenged. To the extent that these out-of-pocket expenses exceed the available proceeds not deposited in the escrow account, we would reimburse the out-of-pocket expenses from our treasury or out of the funds disbursed to us from the escrow account upon our consummation of a business combination.

     No compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our directors or executive officers, or any of their affiliates, for services performed for us prior to or with respect to the business combination, except for any reimbursable out-of-pocket expenses payable to our executive officers and directors.

     All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including any loans by our executive officers and/or directors will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and these transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

Indemnification
---------------

     Nevada law contains provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against those persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which they shall be determined not to have acted in good faith and in our best interests. With respect to matters as to which our officers, directors and others are determined to be liable for misconduct or negligence, including gross negligence, in the performance of their duties to us, Nevada law provides for indemnification only to the extent that the court in which the action or suit is brought determines that the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered by this prospectus, by each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Under the General Rules and Regulations of the Commission, a person is deemed to be the beneficial owner of a security if the person has or shares the power to vote or direct the voting, or dispose or direct the disposition, of the security. We believe that each stockholder named in the table has sole voting and investment power with respect to the shares beneficially owned.

                                                                   Per Cent of Class*
                                                           -----------------------------------------
                                            Shares                             After Offering
         Name and Address of             Beneficially       Before         -------------------------
           Beneficial Owner                 Owned          Offering        Minimum           Maximum
------------------------------------     ------------      --------        -------           -------
David R. Stith                              10,000          33.33%           6.45%             1.89%
721 St. David's Avenue
Warminster, Pennsylvania 18974

Desiree L. Pierson                          10,000          33.33%           6.45%             1.89%
1244 Main Street
Linfield, Pennsylvania 19468

Herbert S. McDonald                         10,000          33.33%           6.45%             1.89%
110 Pugh Road
Wayne, Pennsylvania 19087-5329

All Executive Officers and Directors        30,000         100.00%          19.35%             5.67%
as a Group (three persons)
____________________

     *Represents the number of shares owned of record and beneficially as of the date of this prospectus by each named person or group, expressed as a percentage of all of the shares of the class outstanding before, and to be outstanding after, giving effect to the offering.

     As of the date of this prospectus, there are 30,000 shares of common stock issued and outstanding. Messrs. David R. Stith and Herbert S. McDonald serve as members of our board of directors. Mr. Stith is our President and Ms. Pierson serves as our Secretary/Treasurer. Immediately after this offering, our existing stockholders, who are all of our executive officers and directors, collectively, will beneficially own 19.4%, in the event of the minimum offering, and 5.7%, in the event of the maximum offering, of the issued and outstanding shares of our common stock. If we complete only the minimum offering, because of this ownership, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

     None of our existing stockholders will participate in any distribution of the proceeds held in the escrow account occurring upon our failure to consummate a business combination in accordance with the requirements of Rule 419, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any such distribution with respect to any shares of common stock acquired in the offering.


                           MARKET FOR OUR COMMON STOCK

     Prior to the date of this prospectus, there has been no trading market for our common stock. In accordance with Rule 15g-8 under the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement of which this prospectus forms a part or while the common stock sold in this offering is held in escrow. The common stock issued in this offering will remain in escrow until we consummate a business combination pursuant to the requirements of Rule 419 and this prospectus.

     We cannot assure you that a trading market will develop upon the consummation of a business combination and the subsequent release of the deposited funds and the common stock from escrow. To date, neither Global Enterprises nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any market maker in the future trading market, if any, for our common stock. Present management does not anticipate that any such negotiations, discussions or understandings will take place prior to the execution of an acquisition agreement. Management expects that the party or parties controlling the entity or assets that Global Enterprises may acquire will ultimately initiate decisions in this area. Such party or parties may employ consultants or advisors to obtain a market maker, but our present management has no intention of doing so at the present time.

     There are three current holders of our 30,000 outstanding shares of common stock. We sold these shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchasers are our executive officers and directors and are all sophisticated investors. Current stockholders will own approximately 19.4% of our outstanding shares of common stock upon completion of the minimum offering and approximately 5.7% of the outstanding shares if we realize the maximum offering.


                              SELLING STOCKHOLDERS

     Of the 530,000 shares of common stock being offered by this prospectus, the selling stockholders are offering an aggregate of 30,000 shares of common stock. Upon the effective date of the registration statement of which this prospectus is a part, the selling stockholders will have the ability to sell their stock at any time upon successful completion of the confirmation offering and closing of the business combination. The table below indicates the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by the selling stockholder prior to this offering, the number of our shares the selling stockholder is offering for sale and the number of shares of our common stock and the percentage of the total number of our shares of common stock outstanding that will be held if all shares offered are sold. Each selling stockholder is an executive officer and/or director of Global Enterprises and the beneficial owner of more than 5% of our outstanding shares of common stock. We believe that the selling stockholders have sole voting and investment power with respect to the shares they beneficially own.

                        Shares     Percentage               Shares    Percentage
          Name of       Owned        Owned        Shares    Owned        Owned
         Selling        Prior to    Prior to     Offered    After        After
        Stockholder     Offering    Offering     For Sale   Offering   Offering
---------------------   --------    --------     --------   --------   --------
David R. Stith           10,000       33.3%       10,000       -0-       0.0%

Desiree L. Pierson       10,000       33.3%       10,000       -0-       0.0%

Herbert S. McDonald      10,000       33.3%       10,000       -0-       0.0%

     We are registering all of the shares of common stock owned by the selling stockholders and the selling stockholders are offering all of these shares for resale in the offering. Accordingly, assuming the selling stockholders sell all of the shares being registered, no selling stockholder will continue to own any shares of our common stock. Any proceeds from the resale of the shares may be substantial. We will have no interest in the proceeds from the resale of these shares.

     The selling stockholders, or pledgees, assignees, donees, transferees or other successors in interest, may only offer and sell any or all of the shares of common stock in connection with the business combination transaction. They will act independently of us in making determinations with respect to the timing, manner and size of each offer or sale. Our selling stockholders have broad discretion to establish terms for the resale or other transfer of their shares. They may resell or transfer their shares to personal assigns, advisers, participants in a business combination and others, subject to the provisions of Rule 419. These sales may be made at fixed prices or in negotiated transactions. The selling stockholders may also make bona fide gifts of their shares. Shares registered on behalf of the selling stockholders may not be resold in open market transactions.

     All agreements for the resale or other transfer of the shares by the selling stockholders will be subject to the completion of our confirmation offering and the consummation of a business combination. In connection with the resale of the shares of common stock, each selling stockholder has agreed that he or she will not:

     o Transfer shares to any person unless all material terms of the transaction are described in our confirmation offering prospectus;

     o Permit any purchaser to pay for shares until the closing of the business combination; or

     o Complete any transfer of shares until the closing date of the business combination.

Upon our execution of the escrow agreement with the Bank of New York, N.A., the selling stockholders' shares will be deposited into the escrow account where they will be held in trust for the benefit of the selling stockholders until we complete our confirmation offering and close a business combination.

     The shares of common stock registered on behalf of each selling stockholder may only be transferred in the manner and for the purposes described in this prospectus. While they are not required to do so, the selling stockholders may retain broker-dealers to represent them in connection with the resale of their shares. The selling stockholders and any broker-dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. In that event, any discounts, commissions or concessions received by any broker-dealers or agents, and any profits realized on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Because selling stockholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirement of the Securities Act. The selling stockholders are aware of the need to deliver a copy of this prospectus to each purchaser at or before the time of the sale. Each selling stockholder has advised us that he or she has not entered into any agreement, understanding or arrangement with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders. If a selling stockholder enters into an agreement with a prospective underwriter or agent, the relevant details will be set forth in a supplement or revisions to this prospectus. In certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     We will pay certain fees and expenses incidental to the registration of the shares of common stock to be offered and sold by the selling stockholders. We will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the selling stockholders.

                              PLAN OF DISTRIBUTION

General
-------

     We are offering the right to subscribe for 500,000 shares of common stock at the offering price of $2.00 per share on a minimum-maximum basis, with a minimum of 125,000 shares. The minimum purchase is 2,500 shares of common stock. Additionally, this prospectus relates to the resale by the selling shareholders of up to 30,000 shares of common stock. The plan of distribution for these shares is described above under "Selling Shareholders."

     We propose to offer the shares directly in a self-underwritten offering, and no compensation is to be paid to any person in connection with the offer and sale of the shares. Our executive officers and directors, including Messrs. David R. Stith and Herbert S. McDonald and Ms. Desiree L. Pierson, will conduct the offering in accordance with the provisions of Rule 419 under Regulation C of the General Rules and Regulations under the Securities Act of 1933. They will distribute prospectuses related to this offering. Messrs. Stith and McDonald and Ms. Pierson intend to distribute prospectuses to acquaintances, friends and business associates. We estimate that approximately 100 to 200 prospectuses will be distributed in this manner. Although Messrs. Stith and McDonald and Ms. Pierson are each an "associated person" of Global Enterprises, as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons:

     o He or she is not subject to a "statutory disqualification," as that term is defined in Section 3(a)(39) of the Exchange Act, at the time he or she participates in the sale of our common stock;

     o He or she will not be compensated for assisting in the sale of our common stock by the payment of a commission or other remuneration based, either directly or indirectly, on transactions in the common stock;

     o He or she is not an associated person of a broker or dealer at the time he or she participates in the sale of our common stock; and

     o He or she will restrict his or her participation to the following activities:

          o preparing any written communication or delivering the communication through the mail or other means that does not involve oral solicitation of a potential purchaser;

          o responding to inquiries of potential purchasers made in communications that they initiate; provided, however, that the content of the responses is limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

          o performing ministerial and clerical work involved in effectuating any transaction.

     As of the date of this prospectus, we have not retained, and we have no plans to retain, a broker-dealer in connection with the sale of the common stock in this offering. In the event that we retain a broker-dealer, which may be deemed an underwriter, we will file an amendment to the registration statement on file with the Securities and Exchange Commission of which this prospectus is a part.

     Neither Global Enterprises nor anyone acting on our behalf, including our officers, directors, stockholders, promoters, affiliates and associates, will approach a market maker or take any steps to request or encourage the establishment of a market in our common stock, either prior or subsequent to the acquisition of one or more operating businesses. None of the foregoing persons has had a preliminary discussion or understanding with any market maker regarding the participation of the market maker in the future trading market, if any, for our common stock. We have no plans to engage in discussions with any market maker and we do not intend to use consultants to obtain a market maker(s). No member of management or anyone acting at his or her direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our shares subsequent to the acquisition of an operating business or businesses. Our investors will make their own decisions whether to hold or sell their shares. We will not exercise any influence over these decisions.

     In accordance with Rule 419, we will transmit all proceeds from subscriptions to purchase our shares of common stock to an escrow account at The Bank of New York, N.A. The subscription funds will remain in escrow unless we do not receive subscriptions to purchase at least 125,000 shares, in which case we will terminate the offering and return all funds to investors with interest, or we fail to successfully complete the confirmation offer or consummate a business combination transaction in accordance with the requirements of Rule 419 under the Securities Act of 1933, in which case we will return the subscription funds held in escrow, with interest, to investors on a pro rata basis. Additionally, the stock certificates issued in the offering will be held in the escrow account for the benefit of the purchasers until the consummation of a business combination transaction pursuant to the provisions of Rule 419.

Limited State Registration
--------------------------

     Initially, our common stock may be sold only in, the State of New York, where we will register as a dealer under section 359-e of the New York General Business Law. Purchasers of shares in this offering and in any subsequent trading market must be residents of this state.

Method of Subscribing
---------------------

     You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. The subscription price of $2.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of "Global Enterprises (Nevada), Inc. and the Bank of New York, as escrow agent." Additionally, the subscription agreement permits us to reject a subscription, in whole or in part, for any reason within ten days after we receive the subscription agreement. We are making this offering as a self-underwriting on a minimum-maximum basis. Thus, unless at least 125,000 shares are sold, none will be sold.

     Our officers and directors, who are our existing stockholders, and any of their affiliates or associates, may purchase a portion of the shares of common stock offered in this offering. The aggregate number of shares that these persons may purchase shall not exceed 20% of the number of shares sold in this offering. These purchases may be made only in order to close the minimum offering. Shares purchased by our executive officers, directors and stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

     The offering will continue for a period of 90 days after the effective date of this prospectus and may be extended for an additional 90 days at the discretion of our management. This offering will expire 90 days from the date of this prospectus, unless our management, in its discretion, extends the offering for up to an additional 90 days.

Penny Stock Rules
-----------------

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in these securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.


                            DESCRIPTION OF SECURITIES

     The following summary description of our securities is not complete and is qualified in its entirety be reference to our Articles of Incorporation and Bylaws.

Capital Stock
-------------

     Our authorized capital stock consists of 25,000,000 shares of common stock.


Common Stock
------------

     As of the date of this prospectus, there are 30,000 shares of common stock issued and outstanding that are held of record by three stockholders. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by stockholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of our assets available for distribution to stockholders after the payment of liabilities. All shares of our common stock issued and outstanding are fully paid and non-assessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

     Dividend Policy. Holders of outstanding shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors out of legally available funds. We were only recently organized; we have no earnings; and we have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until our stockholders confirm a business combination. However, we cannot assure you that, even after we complete a business combination, we will have earnings or pay cash dividends. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including our future earnings, capital requirements and financial condition.

     Transfer Agent and Registrar. We intend to contract with a stock transfer company to act as the transfer agent and registrar for our common stock within the next one to six months.


                                  LEGAL MATTERS

     Cudd & Associates, of 18826 Pagentry Place, Monument, Colorado 80132, will pass upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

                                     EXPERTS

     Asher & Company, Ltd., independent registered public accounting firm, has audited our financial statement at December 31, 2005, as set forth in its report. We have included our financial statement in this prospectus and elsewhere in the registration statement in reliance on Asher & Company's report, given their authority as experts in accounting and auditing.

                        GLOBAL ENTERPRISES (NEVADA), INC.
                          (A Development Stage Company)


                          Index to Financial Statement






Report of Independent Registered Public Accounting Firm                  F-2

Balance Sheet                                                            F-3

Notes to Financial Statement                                             F-4

             Report Of Independent Registered Public Accounting Firm



 To the Board of Directors Global
 Enterprises (Nevada), Inc.

     We have audited the accompanying balance sheet of Global Enterprises (Nevada), Inc. as of December 31, 2005. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Global Enterprises (Nevada), Inc. as of December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.




/s/ ASHER & COMPANY, Ltd.
---------------------------
Philadelphia, Pennsylvania
March 7, 2006

                        GLOBAL ENTERPRISES (NEVADA), INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
   Cash                                                                 $ 50,440
                                                                        --------
     Total current assets                                                 50,440

OTHER ASSETS
   Deferred Offering Costs                                                10,000
                                                                         -------

TOTAL ASSETS                                                             $60,440
                                                                         =======


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Advances from stockholders                                            $10,000
                                                                        --------
     Total current liabilities                                            10,000

STOCKHOLDERS' EQUITY
   Common stock, $.001 par value; 25,000,000 shares
     authorized, 30,000 shares issued and outstanding                         30
   Additional paid-in capital                                             50,410
                                                                        --------
     Total stockholders' equity                                           50,440
                                                                        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $60,440
                                                                         =======

                        GLOBAL ENTERPRISES (NEVADA), INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                                DECEMBER 31, 2005

NOTE A - ORGANIZATION AND PROPOSED OFFERING

Global Enterprises (Nevada), Inc., a development stage company (the "Company"), was formed on November 16, 2005 as a blank check company for the purpose of acquiring one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction. The Company has not yet commenced operations.

The Company does not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration.

In December 2005, the Company issued 30,000 shares of its common stock for a total of $50,440. The Company plans to offer for sale, through a public offering ("IPO"), an additional 125,000 to 500,000 shares of its common stock at a cash purchase price of $2 per share.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

NOTE C - DEFERRED OFFERING COSTS

Deferred offering costs consist of legal fees incurred through the balance sheet date that are related to the IPO, and will be charged to capital upon receipt of the capital raised, or charged to expense upon abandonment of the IPO.

NOTE D - ADVANCES FROM STOCKHOLDERS

Advances from stockholders consist of amounts paid by the stockholders on behalf of the Company. Such amounts are unsecured, non-interest bearing and have no established repayment terms.

                     (OUTSIDE BACK COVER PAGE OF PROSPECTUS)






Until __________ __, 2006 (90 days after the date on which the deposited funds and securities are released from the escrow account), all dealers that effect transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 78.7502 and 78.751 of the Nevada Revised Statutes, as amended, provides for the indemnification of the officers, directors and controlling persons of a corporation as follows:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit proceeding by judgement, order, settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for SUCH expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 25.  Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the expenses incurred in connection with this registration statement and the distribution of the shares of common stock being registered. All of the above items except the Securities and Exchange Commission registration are estimates. We will pay all of these expenses.

                                                                 Minimum      Maximum
                                                                ---------    ---------
Securities and Exchange Commission registration fee..........   $     113    $     113

Legal fees and expenses (including Blue Sky services
  and expenses) (1)..........................................      21,000       21,000

Accounting fees and expenses.................................       5,000        5,000

Printing and engraving expenses..............................       1,000        2,500

Miscellaneous expenses (2)...................................         500        2,000
                                                                ---------    ---------

TOTAL     ...................................................   $  27,613    $  30,613
_________________________


     (1) Does not include the sum of $10,000 paid previously by our existing stockholders.

     (2) Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

Item 26.  Recent Sales of Unregistered Securities.

     Since November 16, 2005, the date of our inception, we have sold securities in transactions summarized below.

                                                             Number of Shares of
     Purchaser             Date of Sale     Consideration     Common Stock Sold
-------------------        ------------     -------------     -----------------
David R. Stith               11/16/05        $ 16,813.00          10,000

Desiree L. Pierson           11/16/05        $ 16,813.00          10,000

Herbert C. McDonald          11/16/05        $ 16,813.00          10,000

     With respect to the sales described in the table above, we relied upon
Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering, as an exemption from the registration requirements of Section 5 of the Securities Act of 1933. As executive officers and/or directors and controlling stockholders of Global Enterprises, Messrs. Stith and McDonald and Ms. Pierson had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. Messrs. Stith and McDonald and Ms. Pierson each represented in writing that he or she acquired the securities for investment for his or her own account and not with a view to distribution. Stop transfer instructions have been issued to Global Enterprises' transfer agent with respect to the securities, and the transfer agent has been instructed to issue the certificates representing the securities bearing a restrictive investment legend. Each purchaser signed a written agreement stating that the securities will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.

Item 27.  Exhibits.

     The exhibits described in the following index of exhibits are filed as a part of this registration statement on Form SB-2, as follows:

   Item
   Number                             Description
-----------       --------------------------------------------------------------
     3.0          Articles of Incorporation of Global Enterprises (Nevada) Inc.,
                  filed November 16, 2005.

     3.1          Bylaws of Global Enterprises (Nevada) Inc.

     4.0          Specimen certificate of common stock.

     5.0          Opinion and consent of Cudd & Associates.

    10.0          Form of Escrow Agreement.

    23.1          Consent of Asher & Company, Ltd.

    23.2          Consent of Cudd & Associates (included in Exhibit 5.0 hereto).


Item 28.  Undertakings.

     (a)  The undersigned registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) To deposit into the escrow account at the closing, certificates in such denominations and registered in such names as required by the registrant to permit prompt delivery to each purchaser upon release of such securities from the escrow account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Warminster, Pennsylvania, on March 10, 2006.


Date: March 10, 2006                           GLOBAL ENTERPRISES (NEVADA), INC.
                                                        (Registrant)



                                               By: /s/ David R. Stith
                                                   ----------------------------
                                                   David R. Stith,
                                                   President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. David R. Stith or Ms. Desiree L. Pierson, or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




Date: March 10, 2006                   /s/ David R. Stith
                                       --------------------------------------
                                       David R. Stith, President and Director
                                       (Principal Executive Officer)




Date: March 10, 2006                   /s/ Desiree L. Pierson
                                       ----------------------------------------
                                       Desiree L. Pierson, Secretary, Treasurer
                                       and Director (Principal Financial and
                                       Accounting Officer)



Date: March 10, 2006                    /s/ Herbert S. McDonald
                                        ---------------------------------------
                                        Herbert S. McDonald,
                                        Director

                                  EXHIBIT INDEX

     The exhibits described in the following index of exhibits are filed as a part of this registration statement on Form SB-2, as follows:

    Item
   Number                        Description
-----------       --------------------------------------------------------------
     3.0          Articles of Incorporation of Global Enterprises (Nevada) Inc.,
                  filed November 16, 2005.

     3.1          Bylaws of Global Enterprises (Nevada) Inc.

     4.0          Specimen certificate of common stock.

     5.0          Opinion and consent of Cudd & Associates.

    10.0          Form of Escrow Agreement.

    23.1          Consent of Asher & Company, Ltd.

    23.2          Consent of Cudd & Associates (included in Exhibit 5.0 hereto).